                                                                       EXHIBIT 1

                    NOTICE OF SPECIAL MEETING OF UNITHOLDERS

                          to be held November 16, 2004

                                       and

                    INFORMATION CIRCULAR and PROXY STATEMENT

                                October 18, 2004

October 18, 2004

To: Holders of Units of Petrofund Energy Trust

You are invited to attend a special meeting (the "Meeting") of holders (the "Unitholders") of trust units ("Units") of Petrofund Energy Trust ("Petrofund" or the "Trust") to be held at the Westin Hotel, Eau Claire Room, 320 - 4th Avenue SW, Calgary, Alberta on Tuesday, November 16, 2004 at 2:00 p.m. (Calgary time) for the purposes set forth in the accompanying Notice of Special Meeting of Unitholders. At the Meeting, Unitholders will be asked to consider and vote upon: (i) a special resolution approving amendments to the trust indenture of Petrofund relating to a reclassification of the trust unit capital of Petrofund into Class R Units, which can only be held by Canadian residents, and Class N Units, which will contain no residency restrictions (the "Reclassification"); and (ii) a special resolution approving additional amendments to the trust indenture and to the royalty agreement of Petrofund related to various matters (the "Other Amendments"), all as described in the attached Information Circular.

The purpose of the Reclassification is to change the structure and procedures that regulate non-resident ownership of Units of Petrofund to ensure that Petrofund continues to qualify as a mutual fund trust under the Income Tax Act (Canada) (the "Tax Act") while maintaining active markets for the Units and the ability to raise capital in Canada and the United States.

This change is proposed to Unitholders as a result of proposed changes to the Tax Act that were introduced in the March, 2004 Canadian Federal Budget. Draft amendments to the Tax Act, which give effect to these changes, were released by the Government of Canada on September 16, 2004. If the amendments are enacted, non-residents of Canada, as defined for purposes of the Tax Act, will not be permitted to hold more than 50% of the outstanding Units of the Trust, which is currently proposed to be calculated on a fair market value basis, in order for Petrofund to continue to qualify as a mutual fund trust. Petrofund would be required to meet this 50% threshold on or before December 31, 2006. Based on the most recent report received by us from our transfer agent, the current level of Petrofund's non-resident ownership is approximately 67%. The Board of Directors of Petrofund Corp. has considered various alternatives to ensure compliance with the non-resident ownership requirement and has determined that the best alternative is the proposed Reclassification that is detailed in the enclosed Information Circular.

The consequences of the loss of mutual fund trust status to both the Trust and Unitholders are severe and, we believe, could have a material negative effect on the market price of the Units. Among other things, the Units would cease to be qualified investments for certain registered plans under the Tax Act (such as registered retirement savings plans) and would become foreign property under such plans. In addition, Petrofund would be required to pay tax at the trust level on a portion of its income. Finally, the Units would constitute taxable Canadian property for purposes of the Tax Act, potentially subjecting non-residents to tax pursuant thereto on a disposition of Units.


  PETROFUND CORP.  600, 444-7th Avenue S.W. TEL (403) 218-8625  www.petrofund.ca
                   Calgary, Alberta, Canada FAX (403) 269-5858
                   T2P 0X8

Petrofund Energy Trust


Although, based on the proposed amendments to the Tax Act, the Trust has until December 31, 2006 to reduce the level of Non-Resident ownership of Trust Units below 50%, the Board of Directors has determined to take steps to implement the proposed Reclassification as soon as practicable for a number of reasons. Firstly, implementation of the proposed Reclassification will stop further increases in the level of Non-Resident ownership of Trust Units. As non-resident ownership levels rise, we believe it will become increasingly difficult and costly for the Trust to cause levels to fall below 50%. Secondly, implementation of the proposed Reclassification will provide the Trust with the flexibility of utilizing a number of mechanisms to cause a decrease in the level of Non-Resident ownership when determined appropriate and in an appropriate manner if required. If the Reclassification is determined to be no longer required based on amendments to the Tax Act ultimately enacted, the Class R Units and Class N Units may be recombined into one class of Units.

THE BOARD OF DIRECTORS OF PETROFUND CORP. UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOUR OF THE RECLASSIFICATION AND THE OTHER AMENDMENTS.

The accompanying Information Circular provides a detailed description of the Reclassification and the Other Amendments. Please give this material your careful consideration and, if you require assistance, contact your financial, income tax or other professional advisor.

To be represented at the Meeting, you must either attend the Meeting in person or complete and sign the enclosed form of proxy and forward it so that it is received by Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1, at least 24 hours (excluding Saturdays, Sundays and holidays) prior to the Meeting or any adjournment thereof.

If you are a non-registered holder of Units and have received these materials from your broker or other intermediary, please complete and return the proxy or other authorization form provided to you by your broker or other intermediary in accordance with the instructions provided with it. Failure to do so may result in your Units not being eligible to be voted at the Meeting.

We encourage you to participate in this process.

Yours truly

(signed) "Jeffery E. Errico"

Jeffery E. Errico
President and Chief Executive Officer
Petrofund Corp.




  PETROFUND CORP.  600, 444-7th Avenue S.W. TEL (403) 218-8625  www.petrofund.ca
                   Calgary, Alberta, Canada FAX (403) 269-5858
                   T2P 0X8

Petrofund Energy Trust


       NOTICE OF SPECIAL MEETING OF UNITHOLDERS OF PETROFUND ENERGY TRUST

NOTICE IS HEREBY GIVEN that a Special Meeting (the "MEETING") of the holders (the "UNITHOLDERS") of trust units ("UNITS") of PETROFUND ENERGY TRUST ("PETROFUND") will be held at the Westin Hotel, Eau Claire Room, 320 - 4th Avenue SW, Calgary, Alberta on Tuesday, November 16, 2004, at the hour of 2:00 p.m. (Calgary time) for the following purposes:

1. to consider, and if thought fit, pass a special resolution approving amendments to the Trust Indenture related to a reclassification of the trust unit capital of the Trust, all as more particularly described under "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital" in the Information Circular which accompanies this Notice;

2. to consider, and if thought fit, pass a special resolution approving additional amendments to the Trust Indenture and amendments to the Royalty Agreement related to various matters, all as described under "Special Meeting Matters - Other Proposed Amendments to Trust Indenture and Proposed Amendments to Royalty Agreement" in the Information Circular which accompanies this Notice; and

3. to transact any other business which may properly come before the Meeting or any adjournment thereof.

The specific details of the matters proposed to be put before the Meeting and the text of the resolutions proposed are set forth in the Information Circular which accompanies this Notice.

Every registered holder of Units on October 17, 2004 is entitled to receive notice of the Meeting and to vote such Units at the Meeting. No person acquiring Units after such date shall be entitled to vote at the Meeting or any adjournment thereof.

THE QUORUM FOR THE MEETING IS TWO OR MORE INDIVIDUALS PRESENT IN PERSON OR BY PROXY REPRESENTING AT LEAST 10% OF THE OUTSTANDING UNITS.

UNITHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, IF THEY CANNOT ATTEND THE MEETING. To be used at the Meeting, the form of proxy must be received by Computershare Trust Company of Canada, 9th Floor 100 University Avenue, Toronto, Ontario M5J 2Y1, at least 24 hours (excluding Saturdays, Sundays and holidays) prior to the Meeting or any adjournment thereof.

Dated at Calgary, Alberta, this 18th day of October, 2004.



                                 By order of the Board of Directors of
                                 PETROFUND CORP.


                                 (signed) JEFFERY E. ERRICO
                                 President and Chief Executive Officer

                                TABLE OF CONTENTS

GLOSSARY OF TERMS.................................................................................   1

SOLICITATION OF PROXIES...........................................................................   5

APPOINTMENT AND REVOCATION OF PROXIES.............................................................   5

EXERCISE OF DISCRETION BY PROXIES.................................................................   6

NON-REGISTERED HOLDERS............................................................................   6

VOTING BY HOLDERS OF SPECIAL VOTING UNITS.........................................................   7

VOTING UNITS AND PRINCIPAL HOLDERS THEREOF........................................................   7

SPECIAL MEETING MATTERS...........................................................................   7

EXECUTIVE COMPENSATION............................................................................  40

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS................................  40

INDEBTEDNESS OF DIRECTORS AND OFFICERS............................................................  41

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS.......................................  41

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON...........................................  41

ADDITIONAL INFORMATION............................................................................  41

OTHER MATTERS.....................................................................................  41

DIRECTORS' APPROVAL AND CERTIFICATE...............................................................  42

SCHEDULE "A" -    RECLASSIFICATION RESOLUTION
SCHEDULE "B" -    PROPOSED AMENDMENTS TO TRUST INDENTURE CONTEMPLATED
                  BY RECLASSIFICATION RESOLUTION
SCHEDULE "C" -    OTHER AMENDMENTS RESOLUTION
SCHEDULE "D" -    PROPOSED AMENDMENTS TO TRUST INDENTURE AND ROYALTY
                  AGREEMENT CONTEMPLATED BY OTHER AMENDMENTS
                  RESOLUTION

                                GLOSSARY OF TERMS

The following terms used in this Information Circular shall have the meanings set out below:

"ADP" means ADP Investor Communications;

"ADP Reports" means reports prepared by ADP that show the geographical locations of beneficial owners of Trust Units;

"affiliate" and "associate" have the respective meanings ascribed thereto in the Securities Act (Ontario);

"Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which Unitholders are entitled to vote, consent or otherwise act at a meeting of Unitholders, the number of votes that the holder of a Special Voting Unit would be entitled to had the holder exchanged all of the PC Exchangeable Shares then held by the holder for Units immediately prior to the record date set for such meeting;

"AMEX" means the American Stock Exchange;

"Asset Test" means, certain conditions as to the nature of the assets of a trust which are set forth in paragraph 132(7)(a) of the Tax Act currently in force which, if satisfied, a trust may rely upon to qualify as a "mutual fund trust" for the purposes of the Tax Act;

"Board of Directors" or "Board" means the Board of Directors of PC;

"CDS" means the Canadian Depository for Securities Limited or its successors;

"Certificated Units" means Units that, pursuant to the Reclassification, will, until such time as a completed Unitholder's Declaration and any other required documents are received by the Transfer Agent, remain certificated in the form of Units in existence immediately prior to the Effective Time;

"Class N Coattail Provisions" means those provisions related to the Class N Units which are described under "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital - Class N Units - Exclusionary Offer/Coattail Provisions";

"Class N Units" means the class N trust units of the Trust which will be created pursuant to the Reclassification;

"Class R Coattail Provisions" means those provisions related to the Class R Units which are described under "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital - Class R Units - Exclusionary Offer/Coattail Provisions";

"Class R Units" means the class R trust units of the Trust which will be created pursuant to the Reclassification;

"Draft Amendments" means the draft amendments to the Tax Act which were released by the federal Department of Finance on September 16, 2004 giving effect to, among other things, the Mutual Fund Trust Amendments;

"DTC" means the Depository Trust Company or its successors;

"Effective Date" means the date determined by the Board of Directors for the Reclassification to become effective;

"Effective Time" means 5:00 p.m. (Calgary time) on the Effective Date;

"Enforcement Date" means the earlier of: (a) December 31, 2006; and (b) the date of determination by the Board of Directors that the Ownership Threshold has been reached;

"FMV Test" means the requirement contained in the Draft Amendments that Non-Residents shall not hold more than 50% of the issued units of the Trust, calculated on a fair market value basis, which test is further described in "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital - Background";

"Information Circular" means this Information Circular dated October 18, 2004 prepared in connection with the Meeting;

"Maximum Non-Resident Ownership Level" means the maximum level of ownership of issued Units by Non-Residents, as ultimately prescribed by the Tax Act, in order for the Trust to maintain its status as a mutual fund trust;

"Meeting" means the special meeting of Unitholders to be held on Tuesday, November 16, 2004 at 2:00 p.m. (Calgary time), and any adjournment thereof;

"Mutual Fund Trust Amendments" means amendments to the Tax Act announced by the Government of Canada on March 23, 2004 that would eliminate the Asset Test exemption which the Trust currently relies upon to qualify as a mutual fund trust;

"Non-Resident" means a person who is a "non-resident" for purposes of the Tax Act (including a partnership that is not a Canadian partnership for purposes of the Tax Act);

"Other Amendments Resolution" means the special resolution in the form attached as Schedule "C" to this Information Circular to approve amendments to the Trust Indenture and the Royalty Agreement set forth in Schedule "D" to the Information Circular;

"Ownership Rights" means, all rights attaching to a Unit of any class, including the rights to vote at meetings of Unitholders (or otherwise in respect of the Trust or the Corporation) to receive distributions declared thereon by the Trust and to receive the remaining property of the Trust upon liquidation, dissolution or winding up of the Trust;

"Ownership Threshold" means the authorized number of Class N Units that may be issued and outstanding at any point in time equal to 47% (or such lesser or greater percentage as may be determined by the Board of Directors) of the aggregate number of issued and outstanding Class N Units and Class R Units at such time; provided that for the purposes of determining the number of Units issued and outstanding at any time, except as the Board of Directors may otherwise determine from time to time, any and all rights to acquire, exchange for or convert into Class N Units (other than pursuant to the Class R Coattail Provisions) shall be deemed to have been exercised and any and all rights to acquire, exchange for or convert into Class R Units shall be deemed not to have been exercised and any Certificated Units shall be deemed to be Class N Units;

"PC Exchangeable Shares" means non-voting exchangeable shares in the capital of PC;

"PC" or the "Corporation" means Petrofund Corp.;

"Petrofund" or the "Trust" means Petrofund Energy Trust;

"Reclassification" means the reclassification of Units which are issued and outstanding at the Effective Time into Class R Units and the conversion of any such Class R Units which are held by a Unitholder who is, or is deemed to be, a Non-Resident, into Class N Units, as set forth and described in the Information Circular under "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital";

"Reclassification Guidelines" means the procedures and guidelines established or to be established by the Board of Directors to give effect to, administer and implement the Reclassification;

"Reclassification Resolution" means the Special Resolution in the form attached as Schedule "A" to this Information Circular to reclassify the trust unit capital of the Trust and to approve amendments to the Trust Indenture set forth in Schedule "B" to the Information Circular and summarized in this Information Circular;

"Restricted Units" means, where referred to under "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital - Class N Units - Exclusionary Offer/Coattail Provisions" and "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital - Class R Units - Exclusionary Offer/Coattail Provisions", collectively: (i) Class R Units; and (ii) Class N Units that were Class R Units prior to their conversion pursuant to the Class R Coattail Provisions;

"Redemption Notes" shall have the meaning set forth in "Special Meeting Matters
- Proposed Reclassification of Trust Unit Capital - Class N Units - Reduction of Issued and Outstanding Class N Units";

"Royalty Agreement" means the amended and restated royalty agreement dated April 14, 2004 between PC and the Trustee;

"Special Resolution" means a resolution approved in writing by Unitholders holding not less than 66 2/3% of the outstanding Units entitled to vote on such resolution or a resolution passed as a special resolution at a meeting of Unitholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the requirements of the Trust Indenture and passed by the affirmative votes either in person or by proxy of the holders of not less than 66 2/3% of the Units entitled to vote on such resolution represented at the meeting and voted on a poll upon such resolution;

"Special Voting Unit" means a special voting unit of Petrofund, which entitles the holder of record of the PC Exchangeable Shares to a number of votes at each meeting of Unitholders equal to the Aggregate Equivalent Vote Amount;

"Tax Act" means the Income Tax Act (Canada), as amended;

"Transfer Agent" means Computershare Trust Company of Canada, the transfer agent and registrar for the Units;

"Trust Indenture" or "Indenture" means the amended and restated trust indenture governing Petrofund dated April 14, 2004 between PC and the Trustee;

"Trustee" means Computershare Trust Company of Canada, the trustee of Petrofund;

"TSX" means the Toronto Stock Exchange;

"Unitholders" means holders of Units;

"Unitholder's Declaration" means a declaration in the form determined by the Board of Directors from time to time in accordance with the Trust Indenture, regarding the residency of a Unitholder, any beneficial owner(s) or any other person; and

"Units" or "Trust Units" means, collectively, the trust units of Petrofund as constituted on the date hereof and for the purposes of the definition of Special Resolution as used herein and other matters herein related to voting unless the context otherwise requires, "Units" or "Trust Units" also includes the Special Voting Units and, after the Effective Time, the Class N Units, the Class R Units and Certificated Units, unless the context otherwise requires.

                             PETROFUND ENERGY TRUST
                              INFORMATION CIRCULAR

                             SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by the management of PC on behalf of Petrofund for use at the Special Meeting of Unitholders to be held at the Westin Hotel, Eau Claire Room, 320 - 4th Avenue SW, Calgary, Alberta, on Tuesday, November 16, 2004 commencing at 2:00 p.m. (Calgary time) for the purposes set forth in the Notice of Meeting accompanying this Information Circular.

Petrofund has outstanding two types of securities that entitle holders to vote generally at meetings of Unitholders; Units and Special Voting Units. The Units and the Special Voting Units vote together as a single class on all matters. Each Unit outstanding on October 17, 2004, (the "RECORD DATE") is entitled to one vote. Each Special Voting Unit is entitled to a number of votes at the Meeting equal to the Aggregate Equivalent Vote Amount in respect of such Special Voting Unit.

In addition to solicitation by mail, proxies for use at the Meeting may be solicited by personal interviews, telephone or other means of communication by directors, officers and employees of PC at nominal cost.

In addition, PC may retain the services of a managing soliciting dealer to form and manage a soliciting dealer group and/or a solicitation agent to solicit proxies in connection with the Meeting on terms and conditions, including the payment of fees and reimbursement of expenses, as are customary in such retainer agreements. The cost of solicitation will be borne by Petrofund.

Petrofund may pay the reasonable costs incurred by persons who are the registered but not beneficial owners of Units or the Special Voting Units (such as brokers, dealers, other registrants under applicable securities laws, nominees and/or custodians) sending or delivering copies of this Information Circular, the Notice of Meeting and form of proxy to the beneficial owners of such Units or the Special Voting Units. Petrofund will provide, without cost to such persons, upon request to the Secretary of PC, additional copies of the foregoing documents required for this purpose.

                      APPOINTMENT AND REVOCATION OF PROXIES

A form of proxy accompanies the Notice of Meeting and Information Circular being sent to Unitholders. The persons named in such form of proxy are directors and officers of PC. A UNITHOLDER SUBMITTING THE PROXY HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A UNITHOLDER) TO BE A REPRESENTATIVE AT THE MEETING, OTHER THAN THE PERSONS DESIGNATED IN THE FORM OF PROXY FURNISHED BY PC. SUCH APPOINTMENT MAY BE EXERCISED BY INSERTING THE NAME OF THE APPOINTED REPRESENTATIVE IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE AND STRIKING OUT THE NAMES OF THE MANAGEMENT NOMINEES OR BY SUBMITTING ANOTHER APPROPRIATE PROXY. A form of proxy will not be valid unless it is completed and delivered so it is received by Computershare Trust Company of Canada, 9th Floor 100 University Avenue, Toronto, Ontario M5J 2Y1, at least 24 hours (excluding Saturdays, Sundays and holidays) prior to the Meeting or any adjournment thereof.

A Unitholder who has given a proxy may revoke it by depositing an instrument in writing executed by such Unitholder (or by an attorney duly authorized in writing) or, if such Unitholder is a corporation, by any officer or attorney thereof duly authorized, either with the Trustee or at the head office of Petrofund at 600, 444 - 7th Avenue SW, Calgary, Alberta T2P 0X8 at any time up to and including the close of business on the last day preceding the Meeting or any adjournment(s) thereof, or with the Chairman of the Meeting on the day thereof or any adjournment(s) thereof.

                        EXERCISE OF DISCRETION BY PROXIES

The representatives of PC named in the enclosed form of proxy will vote the Units represented thereby in accordance with the instructions of the Unitholder who has given such proxy. If a Unitholder specifies a choice with respect to any matter to be acted upon, the Units represented by the proxy shall be voted accordingly.

WHERE NO CHOICE IS SPECIFIED, SUCH UNITS WILL BE VOTED BY THE REPRESENTATIVES OF PC NAMED IN SUCH FORM OF PROXY IN FAVOUR OF ANY MATTER TO BE ACTED UPON, AS DESCRIBED BELOW, AND WILL BE VOTED BY SUCH REPRESENTATIVES IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

The enclosed form of proxy confers discretionary authority on the persons appointed with respect to amendments or variations of matters identified in the Notice of Meeting or other matters that may properly come before the Meeting. At the time of printing this Information Circular, management of PC are not aware of any such amendments, variations or other matters.

                             NON-REGISTERED HOLDERS

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY UNITHOLDERS OF THE TRUST, AS A SUBSTANTIAL NUMBER OF THE UNITHOLDERS OF THE TRUST HOLD TRUST UNITS THROUGH A BROKER, INVESTMENT ADVISOR OR OTHER INTERMEDIARY. UNITHOLDERS WHO DO NOT HOLD THEIR TRUST UNITS IN THEIR OWN NAME (REFERRED TO HEREIN AS "BENEFICIAL UNITHOLDERS") should note that only proxies deposited by Unitholders whose names appear on the records of the Trust as the registered holders of Trust Units can be recognized and acted upon at the Meeting. If Trust Units are listed in an account statement provided to a Unitholder by a broker, then in almost all cases those Trust Units will not be registered in the Unitholder's name on the records of the Trust. Such Trust Units will more likely be registered under the name of the Unitholder's broker or an agent of that broker. In Canada, the vast majority of such Trust Units are registered under the name of CDS & Co. (the registration name for CDS, which acts as nominee for many Canadian brokerage firms). Trust Units held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Unitholder. Without specific instructions, the broker/nominees are prohibited from voting Trust Units for their clients.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Unitholders in advance of unitholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Unitholders in order to ensure that their Trust Units are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Unitholder by its broker is identical to the form of proxy provided to registered Unitholders; however, its purpose is limited to instructing the registered Unitholder how to vote on behalf of the Beneficial Unitholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP. ADP typically mails a scannable voting instruction form in lieu of the form of proxy. The Beneficial Unitholder is requested to complete and return the voting instruction form to ADP by mail or facsimile. Alternatively the Beneficial Unitholder can call a toll-free telephone number to vote the Trust Units held by the Beneficial Unitholder. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Trust Units to be represented at the Meeting. A BENEFICIAL UNITHOLDER RECEIVING A VOTING INSTRUCTION FORM CANNOT USE THAT VOTING INSTRUCTION FORM TO VOTE TRUST UNITS DIRECTLY AT THE MEETING AS THE VOTING INSTRUCTION FORM MUST BE RETURNED AS DIRECTED BY ADP WELL IN ADVANCE OF THE MEETING IN ORDER TO HAVE THE TRUST UNITS REPRESENTED THEREBY VOTED.

                    VOTING BY HOLDERS OF SPECIAL VOTING UNITS

Each Special Voting Unit is entitled to a number of votes at the Meeting equal to the Aggregate Equivalent Vote Amount in respect of such Special Voting Unit.

                   VOTING UNITS AND PRINCIPAL HOLDERS THEREOF

As at the Record Date there were 99,411,656 Units (other than Special Voting Units) issued and outstanding to which are attached voting rights and the registered holders thereof, at the close of business on the Record Date, are entitled to attend and vote at the Meeting on the basis of one vote for each Unit held. No person acquiring Units after such date shall be entitled to vote at the Meeting or any adjournment thereof.

In addition, as at the Record Date one Special Voting Unit is issued and outstanding which entitles the registered holder to 939,147 votes at the Meeting.

To the best of the knowledge of the directors and senior officers of PC, no person beneficially owns, directly or indirectly, or exercises control or direction over, Units and Special Voting Units carrying more than 10% of the voting rights attached to the issued and outstanding Units and Special Voting Units which may be voted at the Meeting.

                             SPECIAL MEETING MATTERS

Management has presented to the Board of Directors a number of proposed amendments to the Trust Indenture and the Royalty Agreement and, after considering such amendments, the Board of Directors has determined to place before Unitholders Special Resolutions approving amendments to the Trust Indenture and the Royalty Agreement as follows.

PROPOSED RECLASSIFICATION OF TRUST UNIT CAPITAL

BACKGROUND

In October 2000, the Trust Units were listed on the American Stock Exchange, and since that time, the Trust has seen increased interest in its Trust Units, both in terms of trading volumes and level of ownership, by Non-Residents.

Pursuant to provisions of the Tax Act currently in force, in order for the Trust to qualify as a "mutual fund trust" for the purposes of the Tax Act, it is required, among other things, that (i) the Trust not be considered to be a trust established or maintained primarily for the benefit of Non-Residents, or (ii) the Trust satisfy the Asset Test. The consequences of the failure of the Trust to qualify as a mutual fund trust are described below under "- Consequences of Loss of Mutual Fund Trust Status".

On March 23, 2004 the Government of Canada announced Mutual Fund Trust Amendments that would eliminate the Asset Test exemption which the Trust currently relies upon to qualify as a mutual fund trust. With this exemption removed, it was anticipated the Trust would be required to attain majority Canadian ownership of its Trust Units by January 1, 2007.

The Trust estimates that effective September 30, 2004, foreign ownership of Trust Units was approximately 67%. In making residency determinations, the Trust relies upon reports provided by the Transfer Agent which in turn relies upon ADP Reports as the best available information about the residency of Unitholders. The Trust has been advised that the Transfer Agent conservatively assumes that unknown or non-reporting ADP participants represent Non-Resident Unitholders.

In September 2004, the Draft Amendments to the Tax Act giving effect to the Mutual Fund Trust Amendments were released by the Government of Canada. Among other things, the Draft Amendments would delete the requirement that a trust not be considered to be established or maintained primarily for the benefit of Non-Residents in order to qualify as a mutual fund trust. The Draft Amendments instead introduce a requirement that, subject to certain exceptions that would not apply to the Trust, at any particular time after December 31, 2004, a trust is required to satisfy the FMV Test in order to qualify as a mutual fund trust. The Draft Amendments further stipulate that any trust that relied on the Asset Test on March 23, 2004 in order to maintain its mutual fund trust status will be permitted to rely on the Asset Test through to and including December 31, 2006, notwithstanding that such trust fails the FMV Test during the period from January 1, 2005 to and including December 31, 2006. Petrofund has been advised by its legal counsel that, as it was entitled to rely on the Asset Test on March 23, 2004, it would not have to satisfy the requirements of the FMV Test contained in the Draft Amendments until January 1, 2007.

In addition, pursuant to the Draft Amendments, any violation of the FMV Test, whether inadvertent or not, would result in the Trust permanently losing its status as a mutual fund trust.

While the Board of Directors presently believes that the Mutual Fund Trust Amendments will be enacted into law in some form, there can be no assurance that they will be enacted or, if enacted, if such enactment will be in the form of the Draft Amendments as presently proposed. Notwithstanding such uncertainty, the Board of Directors believes that in light of continuing increases in the level of non-resident ownership of Trust Units and the adverse consequence which will result if the Trust loses its status as a mutual fund trust (see "- Consequences of Loss of Mutual Fund Trust Status"), it is prudent and in the best interests of Unitholders to take steps at this time to regulate Non-Resident ownership of its Trust Units and then to commence to take steps to decrease the percentage of Non-Resident ownership of Trust Units in order to ensure that the Trust does not lose its mutual fund trust status.

CONSEQUENCES OF LOSS OF MUTUAL FUND TRUST STATUS

If, notwithstanding the steps taken by the Trust, the Trust's status as a mutual fund trust is lost, certain material negative tax consequences would result for the Trust and the Unitholders. Under the current provisions of the Tax Act, these negative tax consequences include the following:

1. The Trust Units would cease to be a qualified investment for trusts governed by registered retirement savings plans ("RRSPs"), registered retirement income funds ("RRIFS"), registered education savings plans ("RESPS") and deferred profit sharing plans ("DPSPS"). Where, at the end of a month, a RRSP, RRIF, RESP or DPSP holds Trust Units that ceased to be a qualified investment, the RRSP, RRIF, RESP or DPSP, as the case may be, must, in respect of that month, pay a tax under Part XI.I of the Tax Act equal to 1% of the fair market value of the Trust Units at the time such Trust Units were acquired by the RRSP, RRIF, RESP or DPSP. In addition, trusts governed by a RRSP or a RRIF which hold Trust Units that are not qualified investments will be subject to tax on the income attributable to the Trust Units while they are non-qualified investments, including the full capital gains, if any, realized on the disposition of such Trust Units. Where a trust governed by a RRSP or a RRIF acquires Trust Units that are not qualified investments, the value of the investment will be included in the income of the annuitant for the year of the acquisition. Trusts governed by RESPs which hold Trust Units that are not qualified investments can have their registration revoked by the Canada Revenue Agency.

      While the Board of Directors cannot determine the percentage of Trust Units held by RRSPs, RRIFs, RESPs and DPSPs, based on publicly available information, it is believed that generally, approximately 30% of the income fund units issued in Canada are held by such plans. Assuming this percentage applies to the Trust Units, the consequences of such plans holding Trust Units that are not qualified investments may, therefore, significantly affect the market price of the Trust Units in the event such plans choose to dispose of Trust Units as a result of the consequences described above.

2. The Trust would be required to pay a tax under Part XII.2 of the Tax Act. Generally, the application of Part XII.2 of the Tax Act would serve to levy a tax at the trust level equal to 36% of, among other things, the Trust's income from Canadian resource properties. This tax is creditable to Canadian resident beneficiaries who are subject to Canadian tax under
      Part I of the Tax Act but is not creditable to Canadian tax exempt beneficiaries and non-resident beneficiaries who would have had no Canadian income tax liability under Part I of the Tax Act or paid a 15% non-resident withholding tax respectively in respect of their share of the income.

3. The Trust Units would be foreign property for RRSPs, RRIFs, DPSPs and other persons subject to tax under Part XI of the Tax Act. Such plans and persons are generally required to pay a tax of 1% per month on the amount by which the cost amount of foreign property in the plan exceeds 30% of the cost amount of all property held by such plans or persons at the end of each month. As a result these plans would be limited as to the amount which could be invested in Trust Units.

4. The Trust would not be entitled to use the capital gains refund mechanism otherwise available for mutual fund trusts. If a mutual fund trust has incurred, or is about to incur, a tax liability in respect of its taxable capital gains this tax may be refunded to it, or may be avoided as the case may be, as a consequence of the redemption of any of its units by its unitholders. This mechanism is in place to avoid the double taxation that would otherwise ensue because of the fact that upon such a redemption unitholders are deemed to have disposed of their units by virtue of the definition of disposition in the Tax Act and are taxable in respect of their gain. This capital gains refund mechanism is only available to mutual fund trusts and as a result of the loss of mutual fund trust status, capital gains earned within the Trust would potentially be subject to double taxation.

5. The Trust Units would constitute taxable Canadian property for purposes of the Tax Act. As a result, the disposition of a Trust Unit by a Non-Resident holder will generally give rise to a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition are greater (or less) that the aggregate of the Non-Resident holder's adjusted cost base of the Trust Unit and any reasonable costs of disposition. Generally, one-half of any capital gain (a "taxable capital gain") realized by a Non-Resident holder in a taxation year must be included in the income of the Non-Resident holder for the year, and one-half of any capital loss realized by a Non-Resident holder in a taxation year must be deducted from taxable capital gains realized in respect of taxable Canadian property by the Non-Resident holder in that year. In addition, the Non-Resident holder would be subject to a withholding tax equal to 25% of the gross proceeds realized on the sale of the Trust Units unless the Non-Resident holder obtained a "withholding certificate" under section 116 of the Tax Act authorizing the purchaser to withhold and remit a lower amount. A Non-Resident holder is also required to file a Canadian income tax return if such Non-Resident holder disposes of taxable Canadian property and realizes a capital gain on such disposition.

IF THE TRUST LOSES ITS MUTUAL FUND TRUST STATUS, THE CUMULATIVE EFFECT OF THESE TAX CONSEQUENCES IS EXPECTED TO SIGNIFICANTLY DECREASE THE TRUST'S NET AFTER TAX CASH FLOW AVAILABLE FOR DISTRIBUTION TO UNITHOLDERS AND WOULD LIKELY HAVE A MATERIAL NEGATIVE IMPACT ON THE MARKET PRICE OF THE UNITS.

CURRENT TRUST INDENTURE PROVISIONS

The Trust Indenture currently contains provisions which grant discretion to and impose duties on the Trustee (which authority has been delegated to the Corporation pursuant to the Trust Indenture), upon the Trustee becoming aware, as a result of requiring declarations as to beneficial ownership from Unitholders that Non-Resident ownership has reached or exceeded 49% or that such a situation is imminent. However, because substantially all of the trading of Trust Units presently occurs through a book-based system administered by CDS and DTC, it is difficult and impractical to implement these provisions effectively. Furthermore, these provisions will not allow the Trust to regulate ownership of Trust Units in a manner that would ensure that the requirements in the Draft Amendments if enacted into law in their present form would be satisfied.

REVIEW OF ALTERNATIVES

As a result of the adverse consequences of the loss by the Trust of its mutual fund trust status and the inability of the present provisions of the Trust Indenture to deal in an effective manner with Non-Resident ownership, the Board of Directors has reviewed a number of alternatives to preserve, on a going forward basis, the mutual fund trust status of the Trust. In reviewing such alternatives the Board of Directors has considered a number of objectives including the ability to maintain the mutual fund trust status of the Trust, the maintenance of active markets for securities of the Trust in Canada and the United States and the ability to continue to raise capital within Canada and the United States to facilitate growth of Unitholder value.

To ensure compliance with the Tax Act and the preservation of the Trust's mutual fund trust status, including compliance with the FMV Test if the Draft Amendments are enacted, the Board of Directors believes that steps must be taken in order to stop any increase in Non-Resident ownership of Trust Units above present levels and which, after Non-Resident ownership levels fall below the Maximum Non-Resident Ownership Level, maintain Non-Resident ownership of the equity of the Trust at or below such level on a going forward basis.

Provisions that restrict foreign ownership are not unique. They presently exist in the transportation, banking and telecommunications sectors of the Canadian economy.

Alternatives which were considered by the Board of Directors included the institution of a registration system for trades of Trust Units, delisting the Trust Units on AMEX and a reclassification of the Trust Unit capital of the Trust into two classes of Units, one of which cannot be owned by Non-Residents. A brief description of each of these alternatives is discussed below.

Registration System

Registration systems that could control the level of Non-Resident ownership would require that all trades to Non-Residents be registered with the Transfer Agent. While this system would be effective, based upon registration systems adopted by other Canadian entities with ownership restrictions, it would be very cumbersome and would impede the ability of Non-Residents to trade their Trust Units. A registration system would require that persons trading Trust Units to a Non-Resident secure a registration number prior to executing a trade to ensure that the residency threshold for Non-Residents would not be exceeded if the trade were completed with a Non-Resident. This would be required notwithstanding that a considerable amount of the trading activity occurs between or to Non-Residents. The consequences of instituting a registration system would be to reduce liquidity for Non-Residents and might include delisting from AMEX to preserve an orderly market for Trust Units within the registration system and to ensure that all trades by Non-Residents are structured within the system.

As a result, the Board of Directors has determined that it does not wish to pursue the institution of a registration system at this time.

Delisting on AMEX

The Board of Directors has also considered the delisting of the Trust Units from AMEX. Although such a delisting would discourage some Non-Residents from purchasing and/or selling Trust Units, a delisting, on its own, would not allow the Trust to regulate the ownership of Trust Units in a manner that would ensure satisfaction of the requirements of the Draft Amendments if enacted into law in their present form. While a delisting from AMEX may reduce the interest of Non-Residents in purchasing Units, it would not prevent a Non-Resident from acquiring Trust Units through the facilities of the TSX.

The Board of Directors has determined that it does not wish to pursue the delisting of the Trust Units from AMEX at this time; however, in the event that the proposed reclassification of Trust Unit capital discussed below does not receive all necessary Unitholder and other approvals, the Board of Directors may further consider such a delisting.

Reclassification

The Board of Directors has also considered a reclassification of the trust unit capital of the Trust into two new classes of trust units, one of which cannot be held by Non-Residents. Such reclassification, which would be accomplished through amendments to the Trust Indenture of the Trust, is summarized below as well as in further detail under "- Reclassification of Trust Unit Capital".

Amendments to the Trust Indenture as proposed pursuant to the Reclassification Resolution will result in the reclassification of the existing Trust Units, other than Certificated Units, into Class R Units and the immediate conversion thereafter of any such units held by Non-Residents into Class N Units. Subject to a transition period, and in any event by December 31, 2006, the number of issued Class N Units will not be permitted to exceed 47% of the aggregate number of issued Class N Units and Class R Units (calculated on a diluted basis as described in the definition of Ownership Threshold). The Board of Directors has determined that an initial threshold of 47% will provide a sufficient difference between the number of issued Class R Units and Class N Units such that, assuming that there is little or no difference in the trading price of the Class N Units and the Class R Units at any time after December 31, 2006, the FMV Test, if implemented, will not be violated. The Board of Directors will have the power, however, to reduce the threshold below 47% at any time and from time to time in order to ensure compliance with the FMV Test, if needed. The Board of Directors will also have the power to increase the threshold if it determines appropriate. It is anticipated that this 47% threshold will be reduced if the FMV Test is implemented and if it appears that the Class N Units will trade at a premium to the Class R Units. Furthermore, if the FMV Test presently contemplated by the Draft Amendments is replaced with a test which requires that the 50% threshold for Non-Resident ownership of Trust Units be calculated on a numerical basis (i.e. number of issued Trust Units) rather than on a fair market value basis, then the Board of Directors presently anticipates that the 47% threshold referred to above would be retained.

Following implementation of the Reclassification, the Trust will take steps to cause the ownership level of Trust Units by Non-Residents to fall below the Ownership Threshold. Once such level of ownership of

Trust Units is achieved, the Trust will continue to take steps to correct any inadvertent increase in ownership of Class N Units above such level.

The Board of Directors believes that the Reclassification summarized above and described in further detail later in this Information Circular is in the best interests of Unitholders and will provide the Trust with the ability to maintain its mutual fund trust status, to maintain an active market for securities of the Trust in both Canada and the United States and to enable the Trust to continue to raise capital within Canada and, once the appropriate level of non-resident ownership of Trust Units is reached, in the United States.

Based on advice from legal counsel to the Trust, the Board of Directors is of the view that the Reclassification can, other than a conversion pursuant to the Reclassification of Class R Units received by a Unitholder resident in Canada into Class N Units, be accomplished without adverse tax consequences to Unitholders resident in either Canada or in the United States (see "- Canadian Federal Income Tax Considerations" and "- United States Federal Income Tax Considerations" below).

The Trust estimates that foreign ownership of trust units was approximately 67% effective September 30, 2004. In making residency determinations, the Trust relies upon reports from the Transfer Agent which in turn relies upon ADP Reports to show the geographical locations of beneficial owners of Trust Units as the best available information about the residency of Unitholders. The Trust has been advised that the Transfer Agent conservatively assumes that unknown or non-reporting ADP participants represent Non-Resident Unitholders.

Although the Trust has until December 31, 2006 to reduce the level of Non-Resident ownership of Trust Units below the Maximum Non-Resident Ownership Level, the Board of Directors has determined to take steps to implement the proposed Reclassification as soon as practicable for a number of reasons. Firstly, implementation of the proposed Reclassification will stop further increases in the level of Non-Resident ownership of Trust Units. If Non-Resident ownership levels continue to rise it will become increasingly more difficult and costly for the Trust to take steps to cause levels to fall below the Maximum Non-Resident Ownership Level. Secondly, implementation of the proposed Reclassification will provide the Trust with the flexibility of utilizing a number of mechanisms to cause a decrease in the level of Non-Resident ownership when determined appropriate and in an appropriate manner.

RECLASSIFICATION OF TRUST UNIT CAPITAL

After consideration of the options available, the Board of Directors recommends that Unitholders approve the reclassification of the trust unit capital of the Trust into two new classes of trust units: Class N Units (which will not be subject to residency restrictions) and Class R Units (which cannot be held by Non-Residents). Each class of new Trust Units would have the same rights as the existing Trust Units to vote, to obtain distributions and to receive the remaining assets of the Trust upon the termination of the Trust except where the Ownership Rights attaching to such Trust Units are suspended as described below under "- Class N Units - Exclusionary Offer/Coattail Provisions", "- Class N Units - Reduction of Issued and Outstanding Class N Units, "- Class R Units - Exclusionary Offer/Coattail Provisions" and "- Class R Units - Violation of Ownership Restriction" and except where the Ownership Rights attaching to Certificated Units are suspended as described below under "- Manner of Effecting Reclassification - Certificated Units". The principal distinction of the new classes of Trust Units as compared to the existing Trust Units relates to who is entitled to hold and to trade in the respective classes on the basis of residency.

By reclassifying the capital of the Trust into Class N Units and Class R Units, restricting Non-Residents from holding Class R Units and limiting the issuance of Class N Units, Non-Resident ownership of Trust

Units will not be permitted to increase above the level of Non-Resident ownership existing at the time of the Reclassification. Thereafter, the Board of Directors anticipates that through, among other things, future issuances of Class R Units to Canadian residents (either through offerings or in connection with acquisitions) and through restricting Non-Residents from holding Class R Units, the level of Non-Resident ownership of Trust Units will be decreased to below the Ownership Threshold, by January 1, 2007. Once the level of Non-Resident ownership of Trust Units falls below the Ownership Threshold, it is expected that the Reclassification and the restriction of the ownership of Class R Units to Canadian residents will provide the Trust, in cooperation with the Transfer Agent and intermediaries, with greater powers than are presently contained in the Trust Indenture to monitor and, it is anticipated, control Non-Resident ownership on a going forward basis and will, it is anticipated, permit an active market in both the Class N Units and the Class R Units. Also, future equity issues of both Class R Units and Class N Units will be possible once the level of Non-Resident ownership of Trust Units is less than the Ownership Threshold.

The provisions attached to the Class N Units authorize the Board of Directors, at any time, to cause all or any portion of the Class N Units to be redeemed for cash or unsecured subordinated promissory notes of either the Trust or the Corporation as described below under "- Class N Units -Reduction of Issued and Outstanding Class N Units". Such redemption is one of a number of mechanisms which the Trust may utilize to attempt to cause the level of Non-Resident ownership of Trust Units to fall below the Ownership Threshold by January 1, 2007.

The provisions attached to the Class N Units and the Class R Units will also authorize the Board of Directors to unwind the Reclassification by recombining the two classes of units into one class of units, in the event that the two class structure is ultimately determined to no longer be required or is not effective in order for the Trust to maintain its mutual fund trust status based on amendments actually enacted to the Tax Act. The Reclassification Resolution will authorize the Board of Directors to make such amendments to the Trust Indenture to remove provisions relating to the Reclassification no longer necessary or desirable in such circumstances.

The key elements of the Class N Units and the Class R Units are summarized below under "- Class N Units" and "- Class R Units".

Unitholders will be asked to consider and approve the Reclassification Resolution in the form attached as Schedule "A" to the Information Circular to reclassify the trust unit capital of the Trust and to approve amendments to the Trust Indenture related thereto set forth in Schedule "B" to the Information Circular and summarized in this Information Circular.

IN THE EVENT THAT THE RECLASSIFICATION RESOLUTION IS NOT APPROVED BY THE UNITHOLDERS, THE BOARD OF DIRECTORS WILL CONSIDER OTHER ALTERNATIVES WHICH ARE AVAILABLE TO IT, WHICH ALTERNATIVES MAY INCLUDE BUT ARE NOT LIMITED TO: (i) ADOPTING A REGISTRATION SYSTEM AND DIRECTING THAT ALL TRUST UNITS IN THE NAME OF NON-RESIDENTS MUST BE HELD IN FULLY REGISTERED FORM WITH THE TRANSFER AGENT AND THAT ANY TRANSFERS TO NON-RESIDENTS MAY ONLY BE ACCOMPLISHED BY OBTAINING A RESERVATION OF SECURITIES FOR ANY TRADE FROM THE TRANSFER AGENT; AND/OR (ii) DELISTING THE TRUST UNITS FROM AMEX.

The TSX has conditionally approved the listing of the Class N Units and the Class R Units. Listing is subject to the Trust fulfilling all of the requirements of the TSX.

Upon receipt of Unitholder approval of the Reclassification Resolution and upon receipt of all required regulatory approvals, including approval from AMEX to the listing of the Class N Units, the Board of Directors will finalize and cause to be executed the amendments to the Trust Indenture which are approved pursuant to the Reclassification Resolution, will set the Effective Date for the exchange of the current Trust Units for Class N Units and Class R Units and will finalize the Reclassification Guidelines, including procedures for obtaining Unitholder's Declarations and letters of transmittal to facilitate the exchange of certificates representing existing Trust Units for certificates representing Class R Units or Class N Units, as applicable.

CLASS N UNITS

In addition to those rights, limitations, restrictions and conditions applicable to Trust Units generally as set forth in the Indenture, the following is a summary of the principal rights, limitations, restrictions and conditions of the Class N Units:

Residency Restrictions

The Class N Units are not subject to any residency restrictions.

Ownership Threshold

The number of issued and outstanding Class N Units may not at any time exceed the Ownership Threshold, provided that the foregoing restriction shall not apply before the Enforcement Date.

At any time following the Enforcement Date, where the number of issued and outstanding Class N Units (as shown in the register of holders of Trust Units or as a result of a determination of the Board of Directors) exceeds the Ownership Threshold or would exceed the Ownership Threshold as a result of a proposed subscription or other event or transaction, the Corporation, on behalf of the Trust, and the Transfer Agent, shall not accept any subscription for Class N Units or give effect to such other event or transaction.

Permitted Listings

There are no restrictions on the stock exchanges or other markets on which the Class N Units may be listed and posted for trading.

Exclusionary Offer/Coattail Provisions

If an offer is made to acquire Class R Units that: (a) must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class R Units are listed, be made to all or substantially all holders of Class R Units; and (b) such offer is not made concurrently with an offer to acquire Class N Units that is identical to the offer to purchase Class R Units in terms of price per Unit and percentage of outstanding Units to be taken up exclusive of Units owned immediately prior to the exclusionary offer by the offeror, and in all other material respects, each outstanding Class N Unit shall be convertible into one fully paid and non-assessable Class R Unit at the option of the holder thereof exercisable during the period of time commencing on the date that the offer is made and ending at the expiry time for the offer. An election by a holder of Class N Units to exercise the conversion right as aforesaid shall be deemed to also constitute irrevocable elections by such holder (i) to deposit the converted Units pursuant to the exclusionary offer (subject to such holder's right to subsequently withdraw the Units from the offer in accordance with the terms thereof and applicable law) and (ii) to exercise the right to reconvert into Class N Units on a one for one basis, all converted Units in respect of which such holder exercises his right of withdrawal from the exclusionary offer or which are not otherwise ultimately taken up and paid for under the exclusionary offer (including by way of the abandonment or withdrawal of the exclusionary offer without any Units being acquired). In connection with any "offer to acquire" (as defined in the Securities Act (Ontario)) Units, the Corporation, on behalf of the Trust, and the Transfer Agent may refuse to register any transfer, to the offeror, of Restricted Units unless and until the offeror and any beneficial owner of Restricted Units provides a Unitholder's Declaration that provides that the offeror and any such beneficial owner that will acquire the Restricted Units pursuant to the offer are not Non-Residents. Unless and until such Unitholder's Declaration is provided such offeror and any beneficial owner of such Restricted Units shall not be entitled to exercise, or to, any Ownership Rights in respect of such Restricted Units including in respect of any such Restricted Units that converted from Class N Units back into Class R Units pursuant to the Class R Coattail Provisions. The effect of this last provision is to prevent an offeror that is a Non-Resident from acquiring outstanding Units where this could result in the loss of the mutual fund trust status of the Trust.

Conversion

Holders of Class N Units that are not Non-Residents shall have the right, at their option, at any time, to convert all or any number of their Class N Units into Class R Units on the basis of one Class R Unit for each Class N Unit so converted, provided that the holder thereof provides a Unitholders' Declaration that the holder and any beneficial owner(s) of the Class N Units to be converted are not Non-Residents and certain other documents.

Reduction of Issued and Outstanding Class N Units

The Board of Directors may, at any time, determine that the Trust shall take steps to cause the number of issued and outstanding Class N Units to be reduced. In the event that such a determination is made then any of the following actions may be implemented: (a) the Corporation, on behalf of the Trust, may make a public announcement to that effect; (b) the Trust may refuse to accept any subscription for Class N Units until such time as the number of issued and outstanding Class N Units has been reduced to the level determined by the Board of Directors; (c) the Corporation, on behalf of the Trust, may send a disposition notice (as described below) to registered holders of Class N Units on a pro rata basis or to such registered holders of Class N Units as shall be chosen on the basis of inverse order to the order of registration or acquisition or on such other basis as is practicable and equitable to persons beneficially owning Class N Units, such basis to be determined by the Board of Directors in its sole discretion; (d) the Corporation, on behalf of the Trust, may subject to applicable law and to any required regulatory approval, repurchase or redeem all or any part of the outstanding Class N Units, with or without notice, on a date which is determined by the Board of Directors in its sole discretion (which may be as early as the date that the Board of Directors determines to cause the redemption to occur), at the price set forth below (in case only a part of the then outstanding Class N Units are at any time to be repurchased or redeemed as aforesaid, the Class N Units so repurchased or redeemed shall be repurchased or redeemed pro rata from the holdings of all holders of Class N Units or from registered holders of Class N Units as shall be chosen on the basis of inverse order to the order of registration or acquisition or in such other manner as the Board of Directors determines is practicable and equitable, such basis to be determined by the Board of Directors in its sole discretion); and (e) the Corporation, on behalf of the Trust, may suspend, at such time as is determined by the Board of Directors, any or all of the Ownership Rights attaching to: (i) Class N Units in respect of which a disposition notice has been sent and which are to be sold in accordance with the terms of such notice in the event of a failure to comply with such notice; and/or (ii) Class N Units which are to be redeemed; (such Class N Units being referred to below as "SELECTED CLASS N UNITS").

Any disposition notice sent to a registered holder of Class N Units shall: (a) specify in reasonable detail the number of selected Class N Units held by such holder and the consequences of the actions to be taken by the Trust; (b) specify if the Ownership Rights have been or will be suspended in respect of any of the selected Class N Units; (c) specify a date to be determined by the Board of Directors in its sole discretion by which the selected Class N Units held by such holder are to be sold or otherwise disposed of to a person who is not a, and does not hold on behalf of a person who is a, Non-Resident and who concurrently agrees to convert such selected Class N Units into Class R Units or, if the holder of such selected Class N Units is not a, and does not hold on behalf of a person who is a, Non-Resident, to require the conversion of such selected Class N Units into Class R Units; (d) if applicable, state that unless the registered holder sells or otherwise disposes of the selected Class N Units held by such holder to a person who is not a, and does not hold on behalf of a person who is a, Non-Resident and who concurrently converts such selected Class N Units into Class R Units or provides a Unitholder's Declaration to the effect that such holder is not a, and does not hold the selected Class N Units on behalf of a, Non-Resident together with an election to convert such selected Class N Units into Class R Units by the date specified in the disposition notice, such default may result in, among other things, the redemption of the selected Class N Units held by such holder without further notice and at the price set forth below; and (e) provide for such other matters as the Board of Directors may determine in its sole discretion. The Corporation, on behalf of the Trust, will have the right to cause the foregoing redemption to occur, which right is in addition to the general right to redeem Class N Units described above.

The price to be paid by the Trust to redeem Class N Units in either of the circumstances described above shall be the lesser of: (i) the weighted average trading price of the Class N Units on the principal stock exchange or principal stock exchanges (as determined by the Board of Directors) on which the Class N Units are traded over the last 10 trading days ending on the trading day immediately preceding the date that the Corporation, on behalf of the Trust, gives notice of the redemption (which date shall, in circumstances where the Trust gives a disposition notice, be the date that the Trust gives such disposition notice); and (ii) the weighted average trading price of the Class N Units on the principal stock exchange or principal stock exchanges (as determined by the Board of Directors) on which the Class N Units are traded over the last 10 trading days ending on the trading day immediately preceding the redemption date (which redemption date may be as early as the date that the Corporation, on behalf of the Trust, gives notice of the redemption ). The price paid to a Unitholder pursuant to a redemption as aforesaid shall be decreased by any amount required to be deducted and withheld on account of tax. The form of consideration to be paid to redeem Class N Units as aforesaid shall, at the option of the Board of Directors in its sole discretion, be either cash in the amount of the redemption price or unsecured subordinated promissory notes of either the Trust or the Corporation ("REDEMPTION NOTES") in the principal amount equal to the redemption price, subject to withholding tax as required by law. The Redemption Notes, if issued, will be issued by the Trust or the Corporation, as applicable, and will have terms and conditions which are determined by the Board of Directors including the following: the Redemption Notes will be unsecured and will bear interest from the date of issue at a rate to be determined by the Board of Directors as the then prevailing rate of interest for comparable instruments; interest will be due and payable for each month during the term, on the last business day of the month, subject to withholding tax as required by law; the Redemption Notes will rank subordinate to all long term indebtedness to third parties and any other indebtedness determined by the Board of Directors; the outstanding principal amount of the Redemption Notes will be due and payable not more than 10 years from the date of issuance of the Redemption Notes; all or any part of the Redemption Notes may be prepaid or purchased at any time without bonus or penalty.

THE TRUST PLANS TO REDUCE THE LEVEL OF NON-RESIDENT OWNERSHIP OF TRUST UNITS BELOW THE OWNERSHIP THRESHOLD IN AN ORDERLY FASHION AND ANTICIPATES THAT ONCE SUCH LEVEL OF OWNERSHIP HAS BEEN REACHED THAT SUCH LEVEL WILL BE ABLE TO BE MAINTAINED. THE TRUST ONLY PLANS TO SEND DISPOSITION NOTICES IN RESPECT OF SELECTED CLASS N UNITS, REDEEM CLASS N UNITS OR SUSPEND OWNERSHIP RIGHTS IN RESPECT OF CLASS N UNITS IF THE BOARD OF DIRECTORS DETERMINES THAT SUCH ACTIONS ARE NECESSARY TO MAINTAIN THE MUTUAL FUND TRUST STATUS OF THE TRUST OR TO CAUSE THE LEVEL OF NON-RESIDENT OWNERSHIP OF TRUST UNITS TO BE REDUCED BELOW THE OWNERSHIP THRESHOLD. IT IS ANTICIPATED THAT IF A REDEMPTION IS TO BE EFFECTED AS AFORESAID THAT NOT LESS THAN 30 DAYS NOTICE OF SUCH REDEMPTION WOULD BE GIVEN AND THAT THE REDEMPTION PRICE WOULD BE PAID IN CASH. IT IS ANTICIPATED THAT THE ONLY TIME THAT A REDEMPTION OF CLASS N UNITS WOULD BE EFFECTED WITHOUT PROVIDING NOTICE AND/OR BY PAYING THE REDEMPTION PRICE

WITH NON-CASH CONSIDERATION WOULD BE IN CIRCUMSTANCES WHERE THE BOARD OF DIRECTORS BELIEVES THAT, HAVING REGARD TO THE THEN CURRENT CIRCUMSTANCES OF THE TRUST, IT IS NECESSARY OR ADVISABLE TO DO SO IN CONNECTION WITH MAINTAINING THE MUTUAL FUND TRUST STATUS OF THE TRUST.

Deemed Redemption of Class N Units in Certain Circumstances

In addition to the authority of the Board of Directors to repurchase or redeem Class N Units at any time and from time to time as described above under "- Reduction of Issued and Outstanding Class N Units", solely in the circumstance where, following the Enforcement Date, a violation of the Maximum Non-Resident Ownership Level was imminent, the Trust shall be deemed to have effected a redemption of that number of Class N Units immediately prior to the occurrence of any breach of the Maximum Non-Resident Ownership Threshold as shall result in the Trust being capable of issuing one additional Class N Unit without such breach occurring. The occurrence of any such deemed redemption shall be subject to ratification by the Board of Directors as described below.

The Board of Directors shall, promptly upon becoming aware of the occurrence of a deemed redemption, ratify the occurrence of the deemed redemption unless such ratification is not necessary to maintain the mutual fund trust status of the Trust and, following any such ratification, shall determine the basis on which such redemption shall have occurred, including as to whether the Class N Units were redeemed pro rata from the holdings of all holders of Class N Units or in such other manner as the Board of Directors determines is practicable and equitable, such basis to be determined by the Board of Directors in its sole discretion.

The redemption price to be paid by the Trust to redeem Class N Units in the event of a deemed redemption shall be the weighted average trading price of the Class N Units on the principal stock exchange or principal stock exchanges (as determined by the Board of Directors) on which the Class N Units are traded over the last 10 trading days ending on the trading day immediately preceding the date on which the Board of Directors determines that the deemed redemption occurred.

The form of consideration to be paid following ratification of a deemed redemption of Class N Units as aforesaid shall, at the option of the Board of Directors in its sole discretion, be either cash in the amount of the redemption price or Redemption Notes (as defined and described under "- Reduction of Issued and Outstanding Class N Units above) in the principal amount equal to the redemption price. The price paid to a Unitholder pursuant to a redemption as aforesaid shall be decreased by any amount required to be deducted and withheld on account of tax.

Retraction

The Board of Directors may, at any time, determine, subject to applicable law and to any required regulatory approval, to provide the holders of Class N Units with the right to require the Trust to repurchase, at a price per Class N Unit which is determined by the Board of Directors in its sole discretion, less any amounts withheld on account of tax required to be deducted and withheld therefrom, all or any part of the Class N Units registered in the name of the holder, up to an aggregate number of Class N Units which the Board of Directors determines in its sole discretion (which Class N Units shall be retracted on a pro rata basis or in such other manner as the Board of Directors determines is practicable or equitable if at any time more Class N Units are tendered for retraction than the maximum number of Class N Units that the Board of Directors determines).

Automatic Conversion of Class N Units into Class R Units

If the Tax Act is ultimately amended in a manner such that the Board of Directors determines that the Reclassification would not have been required or is not effective in order to preserve the mutual fund trust status of the Trust at the time of such amendments or thereafter, then, upon a date which is determined by the Board of Directors in its sole discretion, all Class N Units may be deemed to be converted into Class R Units on the basis of one Class R Unit for each Class N Unit held without any further act or formality. Pursuant to the Reclassification Resolution, the Board of Directors are authorized to approve any and all amendments to the Trust Indenture as they consider necessary or advisable as a result of such automatic conversion, which amendments may include, but would not be limited to, removing the residency restrictions on owners of Class R Units and removing the restriction on the stock exchanges on which the Class R Units may be listed and removing from, or amending within, the Indenture, provisions thereof as have been added or modified solely for purposes of effecting the Reclassification.

Ranking

The Class N Units have identical rights to the Class R Units in respect of voting, distributions and to the remaining assets of the Trust on the termination of the Trust except where the Ownership Rights attaching to such Class N Units or Class R Units are suspended as described under "- - Class N Units - - Exclusionary Offer/Coattail Provisions", "- - Class N Units - Reduction of Issued and Outstanding Class N Units", " - - Class R Units - - Exclusionary Offer/Coattail Provisions" and "- - Class R Units - - Violation of Ownership Restriction".

The Board of Directors shall not authorize or permit to occur any (a) subdivision or other change of only one class of Units into a greater number of Units; (b) consolidation, reduction or combination of Units of one class only into a lesser number of Units (other than in connection with a normal course issuer bid or issuer bid applicable to only one class of Units or pursuant to the retraction or redemption rights applicable to any one class of Units pursuant to the Indenture including the provisions relating to the Class N Units and the Class R Units); (c) issuance of Units to all or substantially all holders of outstanding Units of one class only as a dividend or distribution;
(d) issuance of rights, options or warrants to all or substantially all of the holders of outstanding Units of one class only to purchase Units or other securities convertible into or exchangeable for Units (other than an issuance to all or substantially all holders of Class R Units of rights to purchase additional Class R Units provided that the price payable for Class R Units on the exercise of such rights is not less than 95% of the weighted average trading price of the Class R Units on the principal stock exchange on which the Class R Units are traded over the last 10 trading days ending on the trading day immediately preceding the date that the pricing of the rights offering is determined by the Board of Directors); (e) any other distribution in cash or property or securities of the Trust to all or substantially all of the holders of outstanding Units of one class only; or (f) otherwise effect any similar transaction or change to the Units of one class only, unless an equivalent transaction or change is made to the Units of the other class so that, except as specifically differentiated in the provisions of the Indenture, including the provisions relating to the Class N Units and the Class R Units, the equal ranking of the Class N Units and Class R Units is at all times maintained.

Quorum for Unitholder Meetings

Holders of Class N Units, Class R Units and Special Voting Units will vote together as a single class at all Unitholder meetings. The quorum requirement for voting at meetings of Unitholders will be two or more individuals present in person holding personally or representing by proxy, in aggregate, not less than 10% of the Trust Units entitled to be voted at the meeting.

Directors' Determinations

In administering, on behalf of the Corporation or the Trust, the Trust Indenture (including the provisions related to the Class N Units and the Class R Units) and in establishing or administering the Reclassification Guidelines, the Board of Directors shall act in accordance with the fiduciary duties and standards set forth in the Trust Indenture.

In making certain determinations relating to the Class N Units and the Class R Units, including, without limitation, the level of Non-Resident ownership of Units, the Board of Directors will be entitled to rely on relevant Unitholder's Declarations that have been requested and received by the Trust or such other information (including, without limitation, information provided by the Transfer Agent, CDS, DTC and ADP or their respective successors, securities registers of the Trust, the knowledge of any director, officer or employee of the Trust or the Corporation or any advisor to the Trust and the opinion of counsel to the Trust) that the Board of Directors considers it reasonable to rely on in the circumstances provided, however, that in making such a determination the Board of Directors is acting in accordance with the fiduciary duties and standards set forth in the Trust Indenture.

THE FOREGOING IS A SUMMARY ONLY AND IS SUBJECT TO THE RIGHTS, LIMITATIONS, RESTRICTIONS AND CONDITIONS TO BE ATTACHED TO THE CLASS N UNITS IN THE AMENDED INDENTURE, A COPY OF WHICH, SUBJECT TO FINALIZATION AT OR PRIOR TO THE EFFECTIVE DATE, WILL BE PROVIDED TO UNITHOLDERS UPON REQUEST MADE TO THE SECRETARY OF THE CORPORATION AT 600, 444 - 7TH AVENUE SW, CALGARY, ALBERTA T2P 0X8, TELEPHONE:
(403) 218-8625.

CLASS R UNITS

In addition to those rights, limitations, restrictions and conditions applicable to Trust Units generally as set forth in the Indenture, the following is a summary of the principal rights, limitations, restrictions and conditions of the Class R Units:

Ownership Restriction

No person who is a Non-Resident shall beneficially own any of the issued and outstanding Class R Units (other than as a result of a conversion of Class N Units into Class R Units pursuant to the Class N Coattail Provisions). For purposes of monitoring the compliance with and of enforcing the foregoing ownership restriction, the Trust, may, and in certain circumstances shall, require that any registered holder or beneficial owner, or any other person of whom it is, in the circumstances, reasonable to make such request, deliver to the Trust or the Transfer Agent a completed Unitholder's Declaration. For the purpose of enforcing compliance with the foregoing restriction, no transfer of Class R Units shall be effected on the register of holders of Class R Units unless the transferee provides a declaration that the transferee(s) and any beneficial owner(s) holding through the transferee(s) are not Non-Residents, except for a transfer from a participant in CDS to CDS.

Permitted Listings

The Class R Units may only be listed and posted for trading on the TSX or any successor thereto organized in Canada or any other stock exchange or market in Canada.

Exclusionary Offer/Coattail Provisions

If an offer is made to acquire Class N Units that: (a) must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class N Units are listed, be made to all or substantially all holders of Class N Units; and (b) such offer is not made concurrently with an offer to acquire Class R Units that is identical to the offer to purchase Class N Units in terms of price per Unit and percentage of outstanding Units to be taken up exclusive of Units owned immediately prior to the exclusionary offer by the offeror, and in all other material respects, each outstanding Class R Unit shall be convertible into one fully paid and non-assessable Class N Unit at the option of the holder thereof exercisable during the period of time commencing on the date that the offer is made and ending at the expiry time for the offer. An election by a holder of Class R Units to exercise the conversion right as aforesaid shall be deemed to also constitute irrevocable elections by such holder (i) to deposit the converted Units pursuant to the exclusionary offer (subject to such holder's right to subsequently withdraw the Units from the offer in accordance with the terms thereof and applicable law) and (ii) to exercise the right to reconvert into Class R Units on a one for one basis, all converted Units in respect of which such holder exercises his right of withdrawal from the exclusionary offer or which are not otherwise ultimately taken up and paid for under the exclusionary offer (including by way of the abandonment or withdrawal of the exclusionary offer without any Units being acquired). Where Class R Units are converted into Class N Units as aforesaid, such Class N Units shall be reconverted back into Class R Units immediately after they are taken-up pursuant to the exclusionary offer and for greater certainty, such conversion back into Class R Units shall occur regardless of whether the holder thereof is at the time of conversion a Non-Resident and the Trust shall nevertheless possess all remedies set forth in the Indenture in respect of any prohibited Class R Units. In connection with any "offer to acquire" (as defined in the Securities Act (Ontario)) Units, the Corporation, on behalf of the Trust, and the Transfer Agent may refuse to register any transfer, to the offeror, of Restricted Units unless and until the offeror and any beneficial owner of Restricted Units provides a Unitholder's Declaration that provides that the offeror and any such beneficial owner that will acquire the Restricted Units pursuant to the offer are not Non-Residents. Unless and until such Unitholder's Declaration is provided such offeror and any beneficial owner of such Restricted Units shall not be entitled to exercise, or to, any Ownership Rights in respect of such Restricted Units (including in respect of any such Restricted Units that converted from Class N Units back into Class R Units as described above). The effect of this last provision is to prevent an offeror that is a Non-Resident from acquiring outstanding Units where this could result in the loss of the mutual fund trust status of the Trust.

Violation of Ownership Restriction

In the event that it appears to the Board of Directors from the register of holders of Class R Units of the Trust that, or in the event of a determination of the Board of Directors that, a person that is a Non-Resident holds or beneficially owns any Class R Units, the Corporation, on behalf of the Trust, may send a disposition notice (as described below) to the registered holder(s) of Class R Units who is or appears to be, or holds on behalf of a person who is, a Non-Resident. The Corporation, on behalf of the Trust, may suspend, at such time as may be determined by the Board of Directors, any or all of the Ownership Rights of a holder of prohibited Class R Units selected to receive a disposition notice as aforesaid. Any such disposition notice sent to a registered holder of Class R Units shall: (a) specify the number of Class R Units that are prohibited Class R Units and the consequences of the contravention; (b) specify if Ownership Rights have been or will be suspended in respect of any of the prohibited Class R Units; (c) specify a date (to be determined by the Board of Directors in its sole discretion by which the prohibited Class R Units are to be sold or otherwise disposed of to a person who is not a, and does not hold on behalf of a person who is a, Non-Resident or by which the holder of the prohibited Class R Units must provide a declaration to the effect that such holder is not, and does not hold Class R Units on behalf of, a Non-Resident; (d) state that unless the registered holder sells or otherwise disposes of the prohibited Class R Units to a person who is not a, and does not hold on behalf of a person who is a, Non-Resident or provides a declaration to the effect that such holder is not, and does not hold the prohibited Class R Units on behalf of, a Non-Resident by the date specified in the disposition notice, such default may result in, among other things, the consequence of redemption of the prohibited Class R Units held by such holder without further notice and at the price set forth below; and (e) provide for such other matters as the Board of Directors may determine in its sole discretion. The Corporation, on behalf of the Trust, will have the right to cause the foregoing redemption.

The price to be paid by the Trust to redeem Class R Units in the circumstances described above shall be the lesser of: (i) the weighted average trading price of the Class R Units on the principal stock exchange on which the Class R Units are traded over the last 10 trading days ending on the trading day immediately preceding the date that the Trust gives the disposition notice; and (ii) the weighted average trading price of the Class R Units on the principal stock exchange on which the Class R Units are traded over the last 10 trading days ending on the trading day immediately preceding the redemption date (which redemption date may be as early as the date that the Corporation, on behalf of the Trust, gives the disposition notice). The price paid to a Unitholder pursuant to a redemption as aforesaid shall be decreased by any amount required to be deducted and withheld on account of tax. The form of consideration to be paid to redeem Class R Units as aforesaid shall, at the option of the Board of Directors in its sole discretion, be either cash in the amount of the redemption price or Redemption Notes (as defined and described under "- Class N Units - Reduction of Issued and Outstanding Class N Units" above) in the principal amount equal to the redemption price, subject to withholding tax as required by law.

Ranking

The Class R Units have identical rights to the Class N Units in respect of voting, distributions and to the remaining assets of the Trust on the termination of the Trust, except where the Ownership Rights attaching to such Class R Units or Class N Units are suspended as described above under "- Violation of Ownership Restriction" and "- Exclusionary Offer/Coattail Provisions".

See also the discussion under "Special Meeting Matters - Proposed
Reclassification of Trust Unit Capital - Class N Units - Ranking".

Request for Unitholder's Declaration

In order to permit the Trust to further ascertain the residency of Unitholders for the purpose of verifying that Non-Residents do not hold any Class R Units, the Corporation, on behalf of the Trust, or the Transfer Agent, may at any time require that any registered holder or beneficial owner, or any other person of whom it is, in the circumstances, reasonable to make such request, deliver to the Trust or the Transfer Agent a completed Unitholder's Declaration.

Automatic Conversion of Class N Units into Class R Units

If the Tax Act is ultimately amended in a manner such that the Board of Directors determines that the Reclassification would not have been required or is not effective in order to preserve the mutual fund trust status of the Trust at the time of such amendments or thereafter, then, upon a date which is determined by the Board of Directors in its sole discretion, all Class N Units may be deemed to be converted into Class R Units on the basis of one Class R Unit for each Class N Unit held without any further act or formality as described above under "- Proposed Reclassification of Trust Unit Capital - Class N Units - Automatic Conversion of Class N Units into Class R Units". Pursuant to the Reclassification Resolution, the Board of Directors is authorized to approve any and all amendments to the Trust Indenture as they consider necessary or advisable as a result of such automatic conversion, which amendments may include, but would not be limited to, removing the residency restrictions on owners of Class R Units and removing the restriction on the stock exchanges on which the Class R Units may be listed and removing from, or amending within, the Indenture, all other provisions as have been added or modified solely for purposes of effecting the Reclassification.

Quorum for Unitholder Meetings

See the discussion under "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital - Class N Units - Quorum for Unitholder Meetings".

Directors' Determination

See the discussion under "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital - Class N Units - Directors' Determinations".

THE FOREGOING IS A SUMMARY ONLY AND IS SUBJECT TO THE RIGHTS, LIMITATIONS, RESTRICTIONS AND CONDITIONS TO BE ATTACHED TO THE CLASS R UNITS IN THE AMENDED INDENTURE, A COPY OF WHICH, SUBJECT TO FINALIZATION AT OR PRIOR TO THE EFFECTIVE DATE, WILL BE PROVIDED TO UNITHOLDERS UPON REQUEST MADE TO THE SECRETARY OF THE CORPORATION AT 600, 444 - 7TH AVENUE SW, CALGARY, ALBERTA T2P 0X8, TELEPHONE:
(403) 218-8625.

MANNER OF EFFECTING RECLASSIFICATION

The Reclassification will be effected at the Effective Time as follows:

Reclassification of Existing Units

Subject to the Reclassification Guidelines, at the Effective Time, all issued and outstanding Units of the Trust, other than Certificated Units, shall be deemed to be reclassified as Class R Units. Upon completion of the foregoing reclassification, each holder of Units immediately prior to the Effective Time that has had such Units deemed to be reclassified as Class R Units shall cease to be such a holder of such Units, shall, if a registered holder, have such Unitholder's name removed from the register of holders of such Units and shall be deemed to be a holder of a number of Class R Units equal to the number of Units held by such Unitholder immediately prior to the Effective Time and, if a registered holder, such holder's name shall be added to the register of holders of Class R Units accordingly.

Conversion of Class R Units Held by Non-Residents

Immediately following the reclassification provided for in "- Reclassification of Existing Units" above, all Class R Units held by a Unitholder who is, or is deemed to be pursuant to the Reclassification Guidelines, a Non-Resident shall be deemed to be converted into Class N Units on the basis of one Class N Unit for each Class R Unit held without any further act or formality. Other than the forgoing conversion, and except as described under "- Class R Units - Exclusionary Offer/Coattail Provisions", Class R Units are not convertible into Class N Units.

Procedures to Effect Reclassification

The Reclassification Resolution authorizes the Board of Directors to establish and administer Reclassification Guidelines to give effect to and administer the Reclassification.

Although the Reclassification Guidelines have not yet been determined, it is anticipated that the Reclassification Guidelines may include some or all of the following: (a) sending a letter of transmittal containing or accompanied by a Unitholder's Declaration to registered Unitholders together with a notice to registered Unitholders that sets forth the consequences of the failure to return such letter of transmittal and/or Unitholder's Declaration prior to the Effective Date; (b) instructing CDS to send a notice to their participants requiring them to inform CDS no later than a date which will be determined by the Board of

Directors of the number of Units held by Non-Residents and by persons who are not Non-Residents, as at the most recent date practicable and which notice may also advise participants in CDS as to other matters as may be determined by the Board of Directors, which may include: (i) that Non-Residents will be receiving Class N Units; (ii) that persons who are not Non-Residents will be receiving Class R Units; and (iii) of the consequences of the failure to provide any required information to CDS; (c) instructing DTC to send a notice to their participants requiring them to inform DTC no later than a date which will be determined by the Board of Directors of the number of Units held by Non-Residents and by persons who are not Non-Residents, as at the most recent date practicable and which notice may also advise participants in DTC as to such matters as may be determined by the Board of Directors, which may include: (i) that Non-Residents will be receiving Class N Units; (ii) that persons who are not Non-Residents will be receiving Class R Units; and (iii) of the consequences of the failure to provide any required information to DTC; (d) deeming certain types of holders of Units as Non-Residents; (e) the consequences of registered Unitholders (other than as to those types of holders, if any, that are deemed to be Non-Residents and, accordingly will ultimately receive Class N Units) not providing any required documents to the Transfer Agent before the Effective Time, which consequences may include that such Unitholders shall not have the Units held by them reclassified as Class R Units (or converted to Class N Units) and that the Units held by such Unitholders may remain certificated in the form of Certificated Units; (f) the consequences in respect of Units held by participants in CDS or DTC (other than Units held by those types of holders, if any, that are deemed to be Non-Residents and, accordingly will ultimately receive Class N Units) who do not respond to the request of CDS or DTC or otherwise provide a similar response by the Effective Time, which consequences may be that such participants shall not have the Units held by them reclassified as Class R Units (or converted to Class N Units) and that the Units held by such participants may, effective as of the Effective Time, be withdrawn from CDS or DTC, as applicable, and certificated by the Transfer Agent in accordance with registration instructions provided by CDS or DTC, as applicable, or, if no registration instructions are provided by CDS or DTC, as applicable, in accordance with registration instructions provided by PC, as registered Units in the form of Certificated Units (see "- Certificated Units" below); and (g) as to the issue of certificates representing the Class N Units and the Class R Units.

AS SET FORTH ABOVE, THE RECLASSIFICATION GUIDELINES MAY DEEM CERTAIN PERSONS TO BE NON-RESIDENTS WITH THE RESULT THAT THE CLASS R UNITS RECEIVED PURSUANT TO THE RECLASSIFICATION BY SUCH PERSONS WILL BE AUTOMATICALLY CONVERTED INTO CLASS N UNITS PURSUANT TO THE RECLASSIFICATION. THIS AUTOMATIC CONVERSION MAY HAVE TAX CONSEQUENCES TO PERSONS THAT ARE RESIDENTS OF CANADA FOR PURPOSES OF THE TAX ACT (SEE - CANADIAN FEDERAL INCOME TAX CONSIDERATIONS). PERSONS WHO ARE RESIDENTS OF CANADA AND WHOSE CERTIFICATES REPRESENTING THEIR TRUST UNITS ARE NOT REGISTERED IN THEIR NAME SHOULD ENSURE THAT, AT THE EFFECTIVE TIME, SUCH UNITS ARE NOT HELD IN A MANNER WHICH, AS A RESULT OF THE RECLASSIFICATION GUIDELINES, WILL BE DEEMED TO BE HELD BY A NON-RESIDENT.

Certificated Units

In connection with the Reclassification, the Board of Directors shall request a Unitholder's Declaration from each Unitholder or from such Unitholders as may be determined by the Board of Directors. If the Units are held through a broker or other intermediary, that broker or other intermediary may provide that information to the Transfer Agent on behalf of the beneficial holder. If any Unitholder or the broker or other intermediary of a beneficial holder fails to return a completed Unitholder's Declaration in accordance with such request, the Trust Units held by such Unitholder, other than holders who are deemed to be Non-Residents pursuant to the Reclassification Guidelines and accordingly will receive Class N Units, for which a Unitholder's Declaration is not received, shall remain as Certificated Units. The Board of Directors will have the authority to determine: (a) whether distributions will be declared in respect of any Certificated Units and if so declared as to the manner in which the payment of such distributions are dealt with, which payment arrangements may include the withholding of such distributions until the Transfer Agent has received the required Unitholder's Declaration (and any other required documents) and which payment arrangements may also include the Trust remitting withholding taxes on such distributions at the highest rate required by the Tax Act on payments to Non-Residents; and (b) the other rights, if any, which attach to Certificated Units, which rights may include the right to vote (including being counted towards quorum) and the right to receive the distribution of proceeds upon the termination of the Trust. The Corporation, on behalf of the Trust, by determination of the Board of Directors, has the power and authority to suspend any or all Ownership Rights of holders of Certificated Units.

Redemption After Effective Time

The Board of Directors may, at any time, determine that the Trust shall, subject to applicable law and to any required regulatory approval, repurchase or redeem all or any part of the outstanding Certificated Units. In case only a part of the then outstanding Certificated Units are at any time to be redeemed, the Certificated Units so repurchased or redeemed shall be redeemed on the basis that only the holders of such Units holding less than a specified number of units will have their Units redeemed or on a pro rata basis from the holdings of all holders of Certificated Units or in such other manner as the Board of Directors determines is practicable and equitable, such basis to be determined by the Board of Directors in its sole discretion. The price to be paid by the Trust to redeem Certificated Units shall be the weighted average trading price of the Class R Units on the principal stock exchange on which the Class R Units are traded over the last 10 trading days ending on the trading day immediately preceding the date that the Corporation, on behalf of the Trust, gives notice of the redemption. The price paid to a Unitholder pursuant to a redemption as aforesaid shall be decreased by any amount required to be deducted and withheld on account of tax.

Transitional Provisions

Prior to the Enforcement Date, until the Non-Resident ownership level of Trust Units falls below the Ownership Threshold, actions which may be taken by the Board of Directors in order to, or which may have the effect of, reducing the level of Non-Resident ownership may include, but are not limited to:

- a private placement or public equity offering of Trust Units (Class R Units after the Effective Date) to Canadian residents that has the resulting effect of reducing the Non-Resident ownership percentage of Trust Units;

- a business combination with or an acquisition of an entity with a lower Non-Resident ownership percentage or another suitable form of restructuring;

-     an issuer bid for Class N Units;

- a rights offering to holders of Class R Units as permitted by the terms of the Trust Indenture;

- actions to increase the number of Trust Units (Class R Units after the Effective Date) held by Canadian residents and the number of Class R Units over time including:

      - operation and enhancement of the Trust's distribution reinvestment plan for the benefit of Canadian residents;

      - issuance of exchangeable shares that may only be exchanged by Canadian residents for Class R Units in accordance with their terms; and

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                                       25

      - issuance of rights and other incentives providing the right to acquire Class R Units to directors, officers or employees of the Corporation that are Canadian residents.

Should the Board of Directors conclude that some or all of the foregoing actions are insufficient or are not timely enough to preserve the Trust's status as a mutual fund trust the Board of Directors may elect to invoke the retraction or redemption provisions relating to the Class N Units which are described above under "- Reclassification of Trust Unit Capital - Class N Units - Retraction" and "- Reclassification of Trust Unit Capital - Class N Units - Reduction of Issued and Outstanding Class N Units". Actions to be taken by the Board of Directors may also include delisting the Trust Units from AMEX.

Until such time as the Non-Resident ownership level of Trust Units no longer exceeds the Ownership Threshold, no additional Class N Units will be authorized to be issued except with a specific authorization of the Board of Directors.

Once the Board of Directors determines that the number of issued and outstanding Class N Units no longer exceeds the Ownership Threshold, the Trust will make an announcement to this effect and thereafter the maximum number of Class N Units authorized to be issued will be equal to the Ownership Threshold.

After the Enforcement Date, should the Board of Directors conclude that it is necessary or advisable in order to preserve the Trust's status as a mutual fund trust, the Board of Directors may elect to: (a) reduce the Ownership Threshold and take the steps described under "- Reclassification of Trust Unit Capital - Class N Units - Reduction of Issued and Outstanding Class N Units", if applicable, which may include suspending the Ownership Rights of certain Class N Units and redeeming any such Class N Units; or (b) invoke the retraction and/or redemption provisions relating to the Class N Units which are described above under "- Reclassification of Trust Unit Capital - Class N Units - Retraction" and "- Reclassification of Trust Unit Capital - Class N Units - Reduction of Issued and Outstanding Class N Units".

STOCK EXCHANGE LISTINGS AND TRANSFER AGENT

The outstanding Trust Units are listed on each of the TSX and AMEX.

The TSX has conditionally approved the listing of the Class N Units and the Class R Units. Listing is subject to the Trust fulfilling all of the requirements of the TSX.

The Reclassification will not be effective until the Board of Directors is satisfied that AMEX will accept for filing all necessary documentation for the listing of the Class N Units. Once the Class R Units and Class N Units commence trading on the TSX and on the TSX and AMEX, respectively, it is anticipated that the existing Trust Units, including Units which, after the Effective Time, remain outstanding in the form of Certificated Units, will no longer trade on either the TSX or AMEX.

The transfer agent and registrar for the Class N Units and the Class R Units will be Computershare Trust Company of Canada at its principal offices in Calgary and Toronto.

OTHER STEPS

In connection with the Reclassification, the Trust also intends to take the following actions:

- subject to receipt of all regulatory approvals, the distribution reinvestment and unit purchase plan of the Trust will be amended to provide that the Trust Units issuable in accordance with the terms

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                                       26

      of such plan are Class R Units (only persons who are not Non-Residents may participate in such plan) and that the Class R Units that may be purchased thereunder, when issued from treasury, shall be issued at a price equal to 95% of the weighted average trading price of all Class R Units traded on the TSX for the 10 trading days preceding the last payment date for cash distributions paid to Unitholders;

- subject to receipt of all regulatory approvals, all present incentive plans of the Trust (including the unit rights incentive plan of the Trust, the restricted unit plan of the Trust and the long-term incentive plan of the Trust) will be amended to provide that the Trust Units issuable in accordance with such plans are Class R Units and only persons who are not Non-Residents may participate in such plans; and

- the terms of the presently outstanding PC Exchangeable Shares will be amended to provide that the Trust Units issuable in exchange for such exchangeable shares are Class R Units and that such shares cannot be disposed of to a Non-Resident and the Special Voting Unit issued in respect of such exchangeable shares and the supporting documents in respect of such exchangeable shares will be amended accordingly. The holder of such PC Exchangeable Shares and such Special Voting Unit has advised the Trust that it is not a Non-Resident and that it will agree to such amendments.

Subject to the receipt of all necessary regulatory approvals, the foregoing actions will be effective at the Effective Time.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Burnet, Duckworth & Palmer LLP, counsel to the Trust ("COUNSEL"), the following summary fairly describes, as at the date hereof, the principal Canadian federal income tax considerations generally applicable to a Unitholder who holds Trust Units at the Effective Time and who, for the purposes of the Tax Act, holds the Trust Units as capital property and deals at arm's length with the Trust. Generally, Trust Units will be considered to be capital property to a Unitholder provided the Unitholder does not hold the Units in the course of carrying on a business and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. Certain Unitholders who might not otherwise be considered to hold their Trust Units as capital property may, in certain circumstances, be entitled to have them treated as capital property by making the election permitted by subsection 39(4) of the Tax Act. This summary is not applicable to: (i) a Unitholder that is a "financial institution", as defined in the Tax Act for purposes of the "mark-to-market" rules; (ii) a Unitholder an interest in which would be a "tax shelter" or "tax shelter investment" as defined in the Tax Act; or (iii) a Unitholder that is a "specified financial institution" as defined in the Tax Act. Any such Unitholder should consult its own tax advisor with respect to holding Units at the effective time.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, the Income Tax Regulations, all specific proposals, including the Draft Amendments, (the "PROPOSALS") to amend the Tax Act and the Income Tax Regulations that have been publicly announced prior to the date hereof, and counsel's understanding of the current published administrative and assessing policies of the Canada Revenue Agency ("CRA").

This summary is not exhaustive of all possible Canadian federal income tax considerations and does not take into account any changes in the law (other than the Proposals), whether by legislative, governmental or judicial action. This summary does not take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE LEGAL OR TAX ADVICE TO ANY PARTICULAR UNITHOLDER. CONSEQUENTLY, PROSPECTIVE UNITHOLDERS SHOULD CONSULT THEIR OWN LEGAL AND TAX ADVISORS WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES.

Based in part upon representations of PC on behalf of the Trust as to certain factual matters, the Trust currently qualifies as a "unit trust" and a "mutual fund trust" within the meaning of the Tax Act. In order to so qualify, there must be at least 150 Unitholders each of whom owns not less than one "block" of trust units having a fair market value of not less than $500. A "block" of trust units means 100 trust units if the fair market value of one trust unit is less than $25 and 25 trust units if the fair market value of one trust unit is greater than $25 and less than $100. Subject to certain exceptions, which for the Trust effectively expire on December 31, 2006, in order to qualify as a mutual fund trust, the Trust cannot, and may not at any time, reasonably be considered to be established or maintained primarily for the benefit of Non-Resident persons. In addition, the undertakings of the Trust must be restricted to the investing of its funds in property (other than real property or an interest in real property), the acquiring, holding, maintaining, improving, leasing or managing of any real property (or interest in real property) that is capital property of the Trust, or a combination of these activities. Commencing January 1, 2007, assuming that the Draft Amendments are enacted, the Trust will need to satisfy the FMV Test in order to maintain its mutual fund trust status. This summary assumes that all of the above requirements will be satisfied so that the Trust will qualify as a mutual fund trust at all relevant times. In the event that the Trust were not to qualify as a mutual fund trust, the income tax considerations would, in some respects, be materially different from those described below. See "- Consequences of Loss of Mutual Fund Trust Status".

Unitholders Resident in Canada

This portion of the summary applies only to a Unitholder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, is resident or deemed to be resident in Canada at all relevant times.

Redesignation of Trust Units as Class R Units

As at the Effective Time, Trust Units of the Trust will be redesignated as Class R Units. The redesignation of the Trust Units as Class R Units will not result in a disposition of Trust Units for the purposes of the Tax Act.

The adjusted cost base to a Unitholder of Class R Units held immediately after the Effective Time will be the adjusted cost base of the Trust Units held immediately prior to the Effective Time. The cost of any additional Class R Units acquired subsequent to the Effective Time will generally be averaged with the cost of all other Class R Units held by the Unitholder to determine the adjusted cost base of each such Class R Unit.

Conversion of Class N Units or Class R Units

A conversion of Class R Units into Class N Units at the Effective Time or a conversion of Class N Units into Class R Units at any time after the Effective Time (including in circumstances where there is an automatic conversion of Class N Units into Class R Units resulting from the Tax Act being ultimately amended in a manner such that the Reclassification would not have been required or effective in order to preserve the mutual fund trust status of the Trust) will generally result in a Unitholder realizing a capital gain (or a capital loss) equal to the amount by which the fair market value of the Class N Units or Class R Units received, as the case may be, are greater (or less) than the aggregate of the Unitholder's adjusted cost base of the Class R Units or Class N Units so converted, as the case may be, and any reasonable costs associated with the disposition.

A Unitholder will generally be required to include in income one-half of the amount of any resulting capital gain (a "TAXABLE CAPITAL GAIN") and will generally be required to deduct one-half of the amount of any resulting capital loss (an "ALLOWABLE CAPITAL LOSS") against taxable capital gains realized by a Unitholder in the same taxation year. Allowable capital losses not deducted in the taxation year in which they are realized may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following years against capital gains realized in such years, to the extent and in the circumstances described in the Tax Act.

Taxable capital gains realized by a Unitholder that is an individual or a trust, other than certain types of trusts, may give rise to alternative minimum tax depending on the Unitholder's circumstances.

A Unitholder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6-2/3% on certain investment income, including taxable capital gains. The 6-2/3% tax is to be added to the Canadian-controlled private corporation's refundable dividend tax on hand account and will be eligible for refund at a rate of $1 for every $3 of dividends paid by the Canadian-controlled private corporation.

Redemption or Retraction

A redemption or retraction of Class N Units, a redemption of Class R Units or a redemption of Certificated Units in consideration for cash or, where applicable, Redemption Notes, will be a disposition of such Units for proceeds of disposition equal to the cash received or the fair market value of the Redemption Notes received. Redeeming Unitholders will consequently realize a capital gain (or capital loss), depending on whether the proceeds of disposition received exceed (or are exceeded by) the adjusted cost base of the Class N or Class R Trust Units or Certificated Units so redeemed or retracted.

A Redemption Note received as a result of a redemption of Class N Units or Class R Units may not be a qualified investment for an RRSP, RRIF, RESP or DPSP, which could give rise to adverse consequences to the RRSP, RRIF, RESP or DPSP or the annuitant or beneficiary thereunder.

The cost of any Redemption Note distributed by the Trust to a Unitholder upon a redemption of Class N Units or Class R Units will be equal to the fair market value of such Redemption Note at the time of the distribution less any accrued interest thereon. Such a Unitholder will be required to include in income interest on such Redemption Note (including interest that had accrued to the date of the acquisition of such Redemption Note by a Unitholder) in accordance with the provisions of the Tax Act. To the extent that a Unitholder is required to include in income any interest that had accrued to the date of the acquisition of such Redemption Note, an offsetting deduction will be available.

Tax-Exempt Unitholders

Provided that the Trust qualifies as a mutual fund trust, the Class N Units and Class R Units will be qualified investments for trusts governed by RRSPs, RRIFs, RESPs and DPSPs. RRSPs, RRIFs, RESPs and DPSPs will generally not be liable for tax in respect of any distributions received from the Trust or any capital gain realized on the conversion of Class N Units into Class R Units, the conversion of Class R Units into Class N Units, the redemption or, where applicable, retraction of Class N Units or Class R Units or the redemption of Certificated Units.

Unitholders Not Resident in Canada

This portion of the summary applies only to a holder of Trust Units who, for the purposes of the Tax Act and any applicable income tax treaty or convention, is neither resident nor deemed to be resident in

Canada at any time and does not use or hold, and is not deemed to use or hold, the Trust Units in connection with a trade or business that the holder carries on, or is deemed to carry on, in Canada at any time. Special rules which are not discussed in this summary may apply to a Non-Resident holder that is an insurer carrying on business in Canada and elsewhere.

Redesignation of Trust Units as Class R Units

As described above, the redesignation of the Trust Units as Class R Units will not constitute a disposition for the purposes of the Tax Act.

Disposition of Class N Units or Class R Units

For the purposes of the Tax Act, a conversion of Class R Units into Class N Units at the Effective Time or a conversion of Class N Units into Class R Units at any time after the Effective Time (including in circumstances where there is an automatic conversion of Class N Units into Class R Units resulting from the Tax Act being ultimately amended in a manner such that the Reclassification would not have been required or effective in order to preserve the mutual fund trust status of the Trust) will constitute a disposition for the purposes of the Tax Act. A disposition of a Class N Trust Unit, Class R Trust Unit or a Certificated Unit, on conversion, redemption, retraction or otherwise, will not give rise to any capital gains subject to tax under the Tax Act provided that such Trust Units are not "taxable Canadian property" of the Unitholder for the purposes of the Tax Act. Class N Units or Class R Units will not generally be considered taxable Canadian property to such a Unitholder unless: (i) the Unitholder holds or uses, or is deemed to hold or use such Trust Units in the course of carrying on business in Canada; (ii) at any time during the 60 month period immediately preceding the disposition of the Class N Units or Class R Units the Unitholder or persons with whom the Unitholder did not deal at arm's length or any combination thereof, held 25% or more of the Class N Units or Class R Units, as the case may be; or (iii) the Trust is not a mutual fund trust for the purposes of the Tax Act on the date of disposition of the Class N Units or Class R Units.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) that hold Trust Units at the Effective Time. This summary is based upon the Internal Revenue Code of 1986, as amended (the "CODE"), proposed, temporary and final U.S. Treasury regulations under the Code, administrative rulings and judicial decisions, all as in effect as of the date of this document and all of which are subject to change (possibly with retroactive effect) or to differing interpretations. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder of Trust Units in light of its particular circumstances or to holders of Trust Units subject to special treatment under the U.S. federal income tax laws, including banks, insurance companies, trusts and financial institutions, tax-exempt organizations, mutual funds, persons that have a functional currency other than the U.S. dollar, traders in securities who elect to apply a mark-to-market method of accounting, dealers in securities or foreign currency, and holders of Trust Units who hold their Trust Units as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment.

For purposes of this summary, a "U.S. HOLDER" is:

      - an individual who is a U.S. citizen or resident alien for U.S. federal income tax purposes;

      - a corporation, or entity taxable as a corporation, created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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                                       30

      - an estate that is subject to U.S. federal income tax on its worldwide income; or

      - a trust if (i) a U.S. court is able to exercise supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership holds Trust Units, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold Trust Units should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Reclassification.

Classification of Petrofund as a Non-U.S. Corporation

Based on the advice of U.S. counsel, Petrofund believes that it is classified as a non-U.S. corporation for U.S. federal income tax purposes under current U.S. Treasury regulations. Accordingly, this summary treats Petrofund as a non-U.S. corporation and treats the Trust Units as shares of stock of a non-U.S. corporation for U.S. federal income tax purposes.

Reclassification of Trust Units

The reclassification of Trust Units as Class R Units and the immediate conversion in the case of U.S. Holders who are, or are deemed to be, Non-Residents, of Class R Units to Class N Units will not be taxable events for U.S. federal income tax purposes. As a result, a U.S. Holder will not recognize any gain or loss upon reclassification or conversion. A U.S. Holder's holding period for its Trust Units will include the holding period of the Trust Units reclassified. A U.S. Holder's adjusted tax basis in its Trust Units will be the same as the adjusted tax basis of the Trust Units reclassified immediately before the reclassification.

Conversion of Class N Units to Class R Units

The conversion of Class N Units to Class R Units (including the automatic conversion of Class N Units into Class R Units in the event that the Tax Act is ultimately amended in a manner such that the Reclassification would not have been required or effective in order to preserve the mutual fund trust status of the Trust) will not be a taxable event for U.S. federal income tax purposes. As a result, a U.S. Holder will not recognize any gain or loss upon conversion. A U.S. Holder's holding period for its Class R Units will include the holding period of the Class N Units converted. A U.S. Holder's adjusted tax basis in the Class R Units will be the same as the adjusted tax basis of the Class N Units converted immediately before the conversion.

Distributions on Class N Units or Class R Units

Subject to the passive foreign investment company ("PFIC"), foreign investment company ("FIC") and foreign personal holding company ("FPHC") rules discussed below, the gross amount of any distributions, including certain redemptions as described under "Redemption or Retraction of Trust Units", on the Class N Units or Class R Units (before reduction for Canadian withholding taxes) will be taxable to a U.S. Holder as dividends to the extent of Petrofund's current and accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of such distributions will include the amount of cash and the fair market value of any property, including Redemption Notes, received. Subject to certain limitations, dividends paid to non-corporate U.S. Holders, including individuals, may be eligible for a reduced rate of taxation if Petrofund is deemed to be a "qualified foreign corporation" for U.S. federal income tax purposes. A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States that includes an exchange of information program and that the U.S. Treasury Department has determined to be satisfactory for purposes of the qualified dividend provisions of the Code. The U.S. Treasury Department has determined that the income tax treaty between the United States and Canada is satisfactory for purposes of the qualified dividend provisions of the Code. A qualified foreign corporation does not include a non-U.S. corporation that is a PFIC, a FIC, or a FPHC for the taxable year in which a dividend is paid or for the preceding taxable year. Dividends on the Class N Units or Class R Units should be eligible for this reduced rate of taxation as long as Petrofund is not a PFIC, a FIC, or a FPHC and is eligible for the benefits of the income tax treaty between the United States and Canada.

Dividends will be includable in a U.S. Holder's gross income on the date actually or constructively received by the U.S. Holder. These dividends will not be eligible for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of any distribution exceeds Petrofund's current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the Class N Units or Class R Units (thereby increasing the amount of gain or decreasing the amount of loss that a U.S. Holder would recognize on a subsequent disposition of the Class N Units or Class R Units), and the balance in excess of adjusted basis will be subject to tax as capital gain.

To the extent Petrofund pays distributions, taxable to a U.S. Holder as dividends as described above, on the Class N Units or Class R Units in Canadian dollars, the U.S. dollar value of such dividends should be calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the dividend, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If Canadian dollars are converted into U.S. dollars on the date of actual or constructive receipt of such dividends, a U.S. Holder's tax basis in such Canadian dollars will be equal to their U.S. dollar value on that date and, as a result, the U.S. Holder generally should not be required to recognize any foreign currency exchange gain or loss. Any gain or loss recognized on a subsequent conversion or other disposition of the Canadian dollars generally will be treated as U.S. source ordinary income or loss.

A U.S. Holder may be entitled to deduct, or claim a U.S. foreign tax credit for, Canadian taxes that are withheld on dividends received by the U.S. Holder, subject to applicable limitations in the Code. Dividends paid on the Class N Units or Class R Units generally will constitute "passive income" or, in the case of certain U.S. Holders, "financial services income" and will be treated as income from sources outside the United States for U.S. foreign tax credit limitation purposes. The amount of foreign income taxes that may be claimed as a credit in any year is subject to complex limitations and restrictions, which must be determined on an individual basis by each holder. U.S. Holders are urged to consult their tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.

Redemption or Retraction of Trust Units

The redemption at Petrofund's option of all or any part of a U.S. Holder's Class N Units, Class R Units, or Certificated Units and the redemption by Petrofund of all or any part of a U.S. Holder's Class N or Class R Units upon the exercise of a U.S. Holder's retraction rights will be subject to Section 302 of the Code. Pursuant to Section 302 of the Code, cash and any Redemption Notes received by a U.S. Holder in such a redemption will be treated as a distribution taxable as a dividend, as described above under "Distributions on Class N Units or Class R Units," unless the redemption (i) is "substantially disproportionate" with respect to the U.S. Holder, (ii) is not "essentially equivalent to a dividend" with respect to the U.S. Holder, or (iii) is in complete redemption of all of the Trust Units owned by the U.S. Holder. If the redemption meets one of these tests, it will be treated as a sale of Trust Units, as discussed below under "Sale, Exchange or Other Disposition of Trust Units".

For purposes of these tests, a U.S. Holder must take into account its Trust Units actually owned as well as the Trust Units constructively owned by reason of certain constructive ownership rules set forth in the Code. Under these rules, a U.S. Holder will be deemed to own any Trust Units that are either actually or constructively owned by certain related individuals or entities.

The redemption of a U.S. Holder's Trust Units will be "substantially disproportionate" with respect to the U.S. Holder if, among other things, the percentage of Trust Units actually and constructively owned by the U.S. Holder immediately following the redemption is less than 80% of the percentage of Trust Units actually and constructively owned by the U.S. Holder immediately prior to the redemption.

The redemption of a U.S. Holder's Trust Units will be treated as "not essentially equivalent to a dividend" with respect to the U.S. Holder if the U.S. Holder experiences a "meaningful reduction" in its percentage interest as a result of the redemption. For this purpose, a U.S. Holder will compare its percentage interest in Petrofund represented by its Trust Units actually and constructively owned immediately prior to the redemption with its percentage interest in Petrofund represented by its Trust Units actually and constructively owned immediately following the redemption. Depending on a particular U.S. Holder's facts and circumstances, even a small reduction in the U.S. Holder's proportionate equity interest may satisfy the meaningful reduction test. For example, the Internal Revenue Service (the "IRS") has held that any reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal (e.g. an interest of less than 1%) and who exercises no control over corporate affairs constitutes a "meaningful reduction."

Sale, Exchange, or Other Disposition of Trust Units

Subject to the discussions below of the PFIC and FIC rules, upon the sale, exchange, or other disposition (including a redemption of Trust Units that meets one of the three tests discussed above under "Redemption or Retraction of Trust Units") of Class N Units, Class R Units or Certificated Units, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized upon the disposition and the U.S. Holder's adjusted tax basis in the Trust Units disposed of. The amount realized will include the amount of cash and the fair market value of any property, including Redemption Notes received. The capital gain or loss generally will be long-term capital gain or loss if, at the time of disposition the U.S. Holder has held the Trust Units for more than one year. Net long-term capital gains of non-corporate U.S. Holders, including individuals, are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss that a U.S. Holder recognizes generally will be treated as gain or loss from sources within the United States for U.S. foreign tax credit limitation purposes.

Passive Foreign Investment Company Rules

Special U.S. federal income tax rules apply to U.S. Holders if Petrofund currently is or has been a PFIC at any time during which the U.S. Holder has held Trust Units, Class N Units, or Class R Units. A non-U.S. corporation generally is classified as a PFIC for U.S. federal income tax purposes in any taxable year if, either (i) at least 75% of its gross income is "passive" income (the "INCOME TEST"), or (ii) on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income (the "ASSET TEST"). For purposes of the income test and the asset test, if a non-U.S. corporation owns directly or indirectly at least 25% (by value) of the stock of another corporation, the non-U.S. corporation will be treated as if it held its proportionate share of the assets of the latter corporation and received directly its proportionate share of the income of that latter corporation.

The Code and applicable U.S. Treasury regulations exclude gains from transactions in commodities from the definition of passive income if (i) the gains arise from the sale of the commodity in the active conduct of a commodities business as a producer, processor, merchant or handler of the commodity and (ii) substantially all of the non-U.S. corporation's business is as an active producer, processor, merchant or handler of the commodity.

Petrofund believes that it should be considered to be engaged in the active conduct of a commodities business, and thus should not be a PFIC for 2004. Because this conclusion is a factual determination that is made annually and is subject to change, there can be no assurances that Petrofund will not be a PFIC for the current or any future taxable year. Under the Code, if Petrofund were considered to be a PFIC in any taxable year that a U.S. Holder held Trust Units, Class N Units or Class R Units, Petrofund generally would be considered a PFIC for all taxable years that such U.S. Holder held Trust Units, Class N Units, or Class R Units after the first taxable year that Petrofund was considered to be a PFIC.

In general, if Petrofund were a PFIC, a U.S. Holder would be taxed at ordinary income tax rates on any gain realized on the sale, exchange, redemption or retraction of the Class N Units or Class R Units and on any "excess distributions" received, and would be subject to an interest charge on the value of the deferral of their U.S. federal income tax attributable to such amounts.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING POSSIBLE CLASSIFICATION OF PETROFUND AS A PFIC, THE ADVERSE TAX CONSEQUENCES THAT WOULD RESULT FROM SUCH CLASSIFICATION AND THE AVAILABILITY OF MAKING A MARK-TO-MARKET OR QUALIFIED ELECTING FUND ELECTION.

Foreign Investment Company Rules

Special U.S. federal income tax rules would apply to U.S. Holders if Petrofund were a FIC. A non-U.S. corporation generally is classified as a FIC for U.S. federal income tax purposes in any taxable year if it is (i) engaged primarily in the business of investing, reinvesting, or trading in securities, commodities, or interests in securities or commodities (ii) at a time when 50% or more of the total combined voting power of all classes of stock entitled to vote, or the total value of all classes of stock, is held, directly or indirectly, by U.S. persons. U.S. persons may own 50% or more of Petrofund's voting power or value. As discussed above, however, Petrofund believes that it is engaged in the active conduct of a commodities business and thus is not the type of investment company intended to be covered by the FIC rules.

Foreign Personal Holding Company Rules

Special U.S. federal income tax rules would apply to U.S. Holders if Petrofund were a FPHC. A non-U.S. corporation generally is classified as a FPHC for U.S. federal income tax purposes in any taxable year if both (i) five or fewer individuals who are U.S. citizens or residents actually or constructively own more than 50% of all classes of the corporation's stock by vote or value at any time during the corporation's taxable year and (ii) at least 60% of the corporation's income is passive income, as described above with respect to the PFIC rules. Petrofund believes that it should not currently be a FPHC. Because this conclusion is a factual determination that is made annually and is subject to change, there can be no assurances that Petrofund will not be a FPHC for the current or any future taxable year.

RISK FACTORS

The Reclassification is subject to certain risks including the following.

Failure to Achieve Ownership Threshold

While the Board of Directors intends, following the Effective Date, to take steps to reduce the percentage of Non-Resident ownership of Trust Units to below the Ownership Threshold, there is no assurance that this level of ownership will be achieved and the failure to reach the required threshold could have adverse consequences as described under " - Consequences of Loss of Mutual Fund Trust Status".

Trading of Trust Units following the Reclassification

As a result of the Reclassification, Non-Residents will not be able to own or trade in the Class R Units and the Class R Units will only be listed on the TSX while the Class N Units will be listed on both the TSX and the AMEX. Historically, there has been little variance in trading prices, adjusting for exchange rates, between Trust Units traded on the TSX and Trust Units traded on the AMEX. As a result of the Reclassification and the resulting ownership restrictions applicable to the Class R Units and depending on, among other things, the relative demand for Class R Units and the Class N Units from time to time, there may be differences in the relative trading prices between the Class R Units and the Class N Units and as between such units and the Trust Units in existence immediately prior to the Reclassification, and such differences may be material.

Violations of FMV Test

The Draft Amendments provide that, in the case of the Trust, if at any particular time after December 31, 2006 the Trust fails to satisfy the FMV Test it will cease to qualify as a mutual fund trust. While the amendments proposed to the Indenture pursuant to the Reclassification Resolution are intended to ensure that the Trust will, at all times after December 31, 2006 satisfy the FMV Test if enacted, unforeseen increases in the trading price of Class N Units relative to the trading price of Class R Units and/or breaches in the restrictions applicable to Class N Units or Class R Units as described above under "- Reclassification of Trust Unit Capital - Class N Units - Reduction of Issued and Outstanding Class N Units" and "- Reclassification of Trust Unit Capital - Class R Units - Violation of Ownership Restriction" after December 31, 2006 and/or other circumstances which have not presently been identified by the Board of Directors could result in a violation of the Maximum Non-Resident Ownership Level. Such violation would have adverse consequences to the Trust and to Unitholders as summarized above under "- Consequences of Loss of Mutual Fund Trust Status" as well as adverse consequences to trading prices for the securities for the Trust and the ability of the Trust to access capital markets to finance operations and acquisitions.

Changes in Applicable Tax Laws

The Reclassification is being undertaken to ensure that the Trust continues to qualify as a mutual fund trust, based on the current provisions of the Tax Act and in light of the amendments to the Tax Act proposed in the Canadian federal budget of March 23, 2004 as reflected in the Draft Amendments. There can be no assurance that the provisions of the Tax Act concerning the requirements applicable to mutual fund trusts will not be further altered in a manner not contemplated by the proposed Reclassification or that otherwise affects the Trust's status as a mutual fund trust.

Redemption of Units

From and after the Effective Time, the Board of Directors will have, in certain circumstances, the right to cause the redemption of all or a portion of the Trust Units held by certain Unitholders for either cash or Redemption Notes without the consent of such Unitholder(s) and, in certain circumstances, a redemption may be deemed to have occurred. There may not be any market for such Redemption Notes received, such Redemption Notes will be unsecured and subordinated and may have a maturity date of up to 10 years from the issue date and, as discussed under " - Canadian Federal Income Tax Considerations" may not be qualified investments for certain plans.

Failure to Provide or Cause to be Provided a Unitholder's Declaration

If a beneficial owner of Units who is not a Non-Resident receives, pursuant to the Reclassification, Class N Units, then such owner may have tax consequences as a result of the automatic conversion of Class R Units into Class N Units as described under "- Canadian Federal Income Tax Considerations - Conversion of Class N Units or Class R Units". Accordingly, persons who are residents of Canada and whose certificates representing their Trust Units are not registered in their name should ensure that, at the Effective Time, such Units are not held in a manner which, as a result of the Reclassification Guidelines, will be deemed to be held by a Non-Resident. In addition, the failure to provide, or cause to be provided, the required Unitholder's Declaration, may result in existing Trust Units remaining Certificated Units for which there will be no market and may result in transfers of the Certificated Units being restricted and certain Ownership Rights being restricted or suspended. Further, Certificated Units may also be redeemed in accordance with the provisions thereof.

Suspension of Ownership Rights

As a result of the Reclassification, in certain circumstances some or all of the Ownership Rights attaching to the Units held by a Unitholder may be suspended.

Unfavourable Tax Effects of the Reclassification

The Trust has not sought an advance income tax ruling in respect of the Reclassification. While the Trust has received opinions or advice from legal counsel concerning the Canadian and U.S. tax consequences to Unitholders from the Reclassification, there can be no assurance that the Canada Revenue Agency and the IRS will not interpret the relevant provisions of the Tax Act and/or the Code in a contrary manner and therefore assess the Trust and/or Unitholders as regards the Reclassification and, in the event of such a contrary interpretation and reassessment, the reclassification may have adverse tax consequences for certain Unitholders (see "- Canadian Federal Income Tax Considerations" and "- United States Federal Income Tax Considerations" above).

Effect on Liquidity of Units

The liquidity of the Class N Units and/or the Class R Units may be adversely affected by the Reclassification and this may affect, among other things, the ability for the Trust to complete financings of either class of Trust Units or to complete acquisitions where the consideration offered consists of Trust Units. In order to transfer Class R Units, except for transfers from a participant in CDS to CDS, transferees will be required to provide a Unitholder's Declaration confirming that the transferee is not a Non-Resident which may affect the liquidity of the Class R Units and, if the required Unitholder's Declarations are not provided, result in the inability to settle such trades.

Reliance on ADP Reports

In making residency determinations, the Trust will, among other things, rely upon reports provided by the Transfer Agent which will in turn rely upon ADP Reports as to the geographical locations of beneficial owners of Trust Units. The Board of Directors understands that ADP Reports may contain inaccuracies. While the Board of Directors intends to maintain an appropriate Ownership Threshold which provides some protection against, among other things, minor inaccuracies which may be contained in the ADP

Reports, there can be no assurance that the ADP Reports will not contain inaccuracies which are material and, in such event, the reliance on such reports may result in the Trust losing its mutual fund trust status.

NOTWITHSTANDING THAT THE RECLASSIFICATION IS SUBJECT TO A NUMBER OF RISKS INCLUDING THOSE WHICH ARE SET FORTH AND DESCRIBED ABOVE, THE BOARD OF DIRECTORS NONETHELESS BELIEVES THAT IN LIGHT OF CONTINUING INCREASES IN THE LEVEL OF NON-RESIDENT OWNERSHIP OF TRUST UNITS AND THE ADVERSE CONSEQUENCE WHICH WILL RESULT IF THE TRUST LOSES ITS STATUS AS A MUTUAL FUND TRUST, IT IS PRUDENT AND IN THE BEST INTERESTS OF UNITHOLDERS TO TAKE STEPS AT THIS TIME TO EFFECT THE RECLASSIFICATION.

UNITHOLDER APPROVAL

At the Meeting, Unitholders will be asked to consider and, if thought fit, pass the Reclassification Resolution in the form attached as Schedule "A" to the Information Circular.

In accordance with the terms of the Trust Indenture, to be approved, the Reclassification Resolution must receive the affirmative vote of not less than 66-2/3% of the Units represented at the Meeting and voted on such resolution.

The Reclassification Resolution provides the Board of Directors, without further notice to or approval of Unitholders, with the authority to approve additional amendments to the Trust Indenture than those which are described under "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital" in the Information Circular and in Schedule "B" to the Information Circular, including revising the proposed amendments which are so described, as they consider necessary or advisable, in order to maintain the status of the Trust as a "mutual fund trust" for the purposes of the Tax Act or as may be required by applicable regulatory authorities, including the TSX and AMEX, and any such additional amendments as aforesaid shall be deemed to have been approved by a Special Resolution of the Unitholders of the Trust.

The Reclassification Resolution authorizes the Board of Directors to establish and administer procedures or guidelines which they deem necessary or advisable to give effect to and administer the Reclassification.

The Reclassification Resolution also provides that notwithstanding the approval of such resolution by Unitholders that the Board of Directors, without further notice to or approval of Unitholders, may decide not to implement any or all of the matters provided for in such resolution at any time prior to the implementation thereof.

The Board of Directors unanimously recommends that Unitholders vote for the Reclassification Resolution.

PROXIES RECEIVED IN FAVOUR OF PC WILL BE VOTED IN FAVOUR OF THE RECLASSIFICATION RESOLUTION, UNLESS THE UNITHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER UNITS ARE TO BE VOTED AGAINST THE RECLASSIFICATION RESOLUTION.

OTHER PROPOSED AMENDMENTS TO TRUST INDENTURE AND PROPOSED AMENDMENTS TO ROYALTY AGREEMENT

Management has also presented to the Board of Directors a number of additional proposed amendments to the Trust Indenture as well as proposed amendments to the Royalty Agreement and, after considering such amendments, the Board of Directors has determined to place before Unitholders the Other

Amendments Resolution, a Special Resolution approving the amendments set forth in Schedule "D" to the Information Circular which are described below.

DELETION OF ACQUISITION CRITERIA

The Royalty Agreement currently contains in Section 3.01 a number of acquisition criteria (the "ACQUISITION CRITERIA") which must be adhered to for each acquisition of oil and gas properties by the Corporation.

The Board of Directors has determined that it is in the best interests of the Trust and its Unitholders that the Royalty Agreement be amended to delete the Acquisition Criteria for the following reasons:

1. The Acquisition Criteria are negatively impacting the ability of the Trust to bid for oil and gas assets at levels that are appropriate. As a result of the review by PC of public disclosure documents of other Canadian oil and gas royalty trusts, it has been determined that it is presently customary for such trusts not to be required to adhere to mandatory acquisition criteria in respect of acquisitions of oil and gas properties.

2. The Acquisition Criteria were formulated in 1988 when the business environment was markedly different from today's conditions.

3. At the time that the Acquisition Criteria were formulated, both the Trust and the Canadian oil and gas royalty trust business were unproven. Since then, both the Trust and the Canadian oil and gas royalty trust sectors have developed a long-term track record and, accordingly, acquisition criteria are no longer needed to give the markets confidence in the ability of management of the Trust to manage the business and affairs of the Trust, including completing acquisitions determined appropriate.

4. The Acquisition Criteria were formulated at a time when the Trust's business model was different from today's business model. In particular, the Acquisition Criteria were specifically designed to limit the Trust's ability to pursue the internal development of its own oil and gas properties. Since 1988, the Trust has developed a significant undeveloped land position and has had great success in adding production from these lands at a relatively low cost.

5. The Acquisition Criteria were designed to limit the Trust's ability to pursue opportunities outside of conventional oil and natural gas in Western Canada. While the Trust intends to continue to focus on growth in conventional oil and natural gas in Western Canada in the foreseeable future, increased competition in the Canadian oil and gas royalty trust sector makes it desirable to evaluate opportunities in other areas as well.

6. At the time that the Acquisition Criteria were formulated, fees were paid to the external manager of the Trust in respect of each acquisition. Accordingly, one purpose of the Acquisition Criteria was to prevent management from generating acquisition opportunities for the purpose of increasing management fees. The Trust internalized its management structure in 2002 and, accordingly, management fees (including those resulting from completing acquisitions) are no longer paid to an external manager.

AMENDMENT OF ROYALTY AGREEMENT

The Trust Indenture currently provides that amendments to the Royalty Agreement require the approval of Unitholders by Special Resolution. As a result of the review by PC of public disclosure documents of other Canadian oil and gas royalty trusts, it has been determined that it is presently customary for many trusts not to acquire unitholder approval of amendments to the royalty agreements that the trusts are a party to and that the board of directors for such trusts have the responsibility of approving any amendments to such royalty agreements.

In connection with the amendment of the Royalty Agreement to remove the Acquisition Criteria as described above, the Board of Directors has also determined that it is appropriate to amend the Trust Indenture to remove the present requirement that amendments to the Royalty Agreement (and any other royalty agreement to which the Trust is a party) be approved by Unitholders and to add to the powers delegated to the Corporation in the Trust Indenture the responsibility and authority for approving the entering into and the amendment of the provisions of royalty agreements.

EXCHANGEABLE SHARES

The Trust Indenture presently provides that in conjunction with the issuance by PC or an affiliate of PC Exchangeable Shares that the Trust is authorized to issue Special Voting Units which entitle the holders to vote at all meetings of Unitholders. The Indenture presently defines PC Exchangeable Shares as shares in the capital of PC or an affiliate of PC which are, by their terms, exchangeable into Trust Units.

In order to provide additional flexibility to the Trust in respect of future acquisitions, the Board of Directors has determined that it is appropriate to amend the definition of PC Exchangeable Shares contained in the Indenture to include, in addition to shares in the capital of PC or an affiliate which are by their terms exchangeable into Trust Units, interests in a partnership in which PC or an affiliate of PC is the managing partner or interests in a limited partnership in which PC or an affiliate of PC is the general partner which are, by their terms, exchangeable into one or more classes of Trust Units.

PC NOTES AND TRUST RETRACTION NOTES

Article 5 of the Trust Indenture presently provides Unitholders with the right to require the Trustee to retract, at any time or from time to time, at the demand of the Unitholder all or any part of the Units registered in the name of the Unitholder at the price determined, and payable, in accordance with the Trust Indenture. The Trust Indenture further provides that the "Retraction Price" per Trust Unit payable in such event is equal to the lesser of: (a) 85% of the "market price" (as defined in the Indenture) of the Units on the principal market on which the Trust Units are listed for trading during the 10 trading day period commencing immediately after the retraction date; and (b) the "closing market price" (as defined in the Indenture) on the principal market on which the Trust Units are listed for trading, on the retraction date.

Based on the understanding of counsel to the Trust of the current administrative practices of the Canada Revenue Agency, PC has determined that it is preferable that the retraction price payable to unitholders be amended to be equal to the lesser of 95% of the market price of the trust units over an established period of trading days (which percentage reflects a 5% discount to such market price) and the closing market price on the retraction date.

Accordingly, the Board of Directors has determined that it is in the best interests of the Trust that the Trust Indenture be amended to provide that the "Retraction Price" be equal to the lesser of: (a) 95% of the market price of the applicable class of Units on the principal market on which the Trust Units are listed for trading during the 10 trading day period commencing immediately after the Retraction Date; and (b) the closing market price on the principal market on which the applicable class of Units are listed for trading, on the Retraction Date.

The Trust Indenture further provides in respect of retractions of Trust Units as described above that in certain circumstances the Trust is not required to pay the Retraction Price in respect of Units tendered for retraction by cheque but rather, subject to all necessary regulatory approvals, such price may be paid and satisfied by way of a distribution in specie to such unitholder of debt securities of the Corporation having a rate of interest which is not less than the then highest rate of interest charged by the Trust to the Corporation (the "PC NOTES") in a principal amount equal to such retraction price. Furthermore, the Trust Indenture provides that if the Trust does not hold PC Notes having a sufficient principal amount to effect such payment, the Trust will be entitled to create and, subject to any applicable regulatory approvals, issue in satisfaction of the Retraction Price its own debt securities (the "TRUST RETRACTION NOTES") having such terms and conditions as the Trustee may determine and with recourse of the holder limited to the assets of the Trust.

The Board of Directors has also determined that it is appropriate to amend the Trust Indenture to provide that the PC Notes shall have a term ending not more than five (5) years after the date of issue and to provide that the Trust Retraction Notes also have a term determined by the Board of Directors ending not more than five (5) years after the date of issue and also to have a rate of interest (similar to the PC Notes) which is not less than the highest rate of interest charged by the Trust to the Corporation (in addition to such other terms and conditions as the Trustee may determine).

The Board of Directors has also determined that it is appropriate to amend
Article 5 of the Trust Indenture to clarify that in circumstances where (a) at the time that Units are tendered for retraction, the Units of that class are not listed for trading on a Canadian stock exchange and are not traded or quoted on any other stock exchange or market which provides representative fair market value prices; or (b) normal trading of Units of the class tendered for retraction is suspended or halted on any stock exchange or market on which the Units of that class are listed for trading or, if not so listed, quoted for trading, on the redemption date or for more than five trading days during the ten day trading period commencing immediately after the retraction date; that instead of receiving the Retraction Price, the Unitholder will be entitled to receive a price per Unit equal to 95% of the fair market value thereof as determined by the Board of Directors as of the date upon which such Units were tendered for retraction and that in such circumstances the price payable shall be paid on the last day of the third calendar month following the month in which the Units were tendered for retraction.

ANNUAL AND QUARTERLY REPORTING

National Instrument 51-102 - Continuous Disclosure Obligations, which instrument is applicable to the Trust and which instrument came into force on March 30, 2004 has reduced the period of time by which issuers are required to file audited comparative annual financial statements and unaudited comparative interim financial statements to 90 days after year end and 45 days after quarter end, respectively.

The Board of Directors has determined that it is appropriate to amend the Trust Indenture to provide that the Trustee will mail to each Unitholder within 90 days after the end of each calendar year, the audited financial statements of the Trust for such year, together with a report of the auditor thereon and for the Trustee to mail to each Unitholder within 45 days after the end of each quarter unaudited financial statements of the Trust for such quarter.

UNITHOLDER APPROVAL

At the Meeting, Unitholders will be asked to consider and, if thought fit, pass the Other Amendments Resolution in the form attached as Schedule "C" to the Information Circular to approve amendments to the Trust Indenture and the Royalty Agreement set forth in Schedule "D" to the Information Circular.

In accordance with the terms of the Trust Indenture, to be approved, the Other Amendments Resolution must receive the affirmative vote of not less than 66-2/3% of the Units represented at the Meeting and voted on such resolution.

The Other Amendments Resolution provides that notwithstanding the approval of such resolution by Unitholders that the Board of Directors, without further notice to or approval of Unitholders, may decide not to implement any or all of the matters provided for in such resolution at any time prior to the implementation thereof.

The Board of Directors unanimously recommends that Unitholders vote for the Other Amendments Resolution.

PROXIES RECEIVED IN FAVOUR OF PC WILL BE VOTED IN FAVOUR OF THE ABOVE RESOLUTION, UNLESS THE UNITHOLDER HAS SPECIFIED IN THE PROXY THAT HIS OR HER UNITS ARE TO BE VOTED AGAINST THE ABOVE RESOLUTION.

                             EXECUTIVE COMPENSATION

Information with respect to executive compensation is contained in the Information Circular of the Trust dated February 27, 2004 which was prepared in connection with the Annual and Special Meeting of Unitholders held on April 14, 2004 (the "AGM CIRCULAR") under the headings "Executive Compensation Prior to the Internalization" and "Executive Compensation", which disclosure is incorporated herein by reference. The AGM Circular can be found on the SEDAR website at www.sedar.com. The Trust's SEDAR profile number is 2835. Upon request, the Trust will promptly provide a copy of the AGM Circular free of charge to Unitholders.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information with respect to compensation plans under which equity securities are authorized for issuance as at December 31, 2003, aggregated for all compensation plans previously approved by securityholders and all compensation plans not previously approved by securityholders.

                                Number of Securities to be    Weighted average exercise      Number of securities
                                  issued upon exercise of       price of outstanding        remaining available for
                                   outstanding options,         options, warrants and        future issuance under
                                    warrants and rights                rights              equity compensation plans
                                                                                             (excluding securities
                                                                                           reflected in column (a))
        Plan Category                       (a)                          (b)                           (c)
--------------------------------------------------------------------------------------------------------------------
  Equity compensation plans               799,122                      $12.93                       4,107,491
 approved by securityholders

Equity compensation plans not               none                    not applicable                not applicable
 approved by securityholders

            Total                         799,122                      $12.93                       4,107,491

Notes:

(1) In addition to the information set forth in the above table, all of which relates to Petrofund's Incentive Plan and Petrofund's Unit Rights Incentive Plan, at the Annual and Special Meeting of Unitholders held April 14, 2004, Unitholders also approved a Restricted Unit Plan which authorizes the issuance of up to 1,200,000 Trust Units from treasury and a Long Term Incentive Plan which authorizes the issuance of up to 800,000 Trust Units from treasury. As a result of the approval of the Restricted Unit Plan and the Long Term Incentive Plan, no further rights to purchase Trust Units will be granted under Petrofund's Incentive Plan or Petrofund's Unit Rights Incentive Plan.

                     INDEBTEDNESS OF DIRECTORS AND OFFICERS

As at October 18, 2004, there is no indebtedness, whether in connection with a purchase of securities or any other indebtedness, of any director, executive officer or employee, or former director, executive officer or employee of, the Trust, PC or any other subsidiaries of the Trust or associates of any such persons to: (a) the Trust or any subsidiary of the Trust; or (b) any other entity where the indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Trust to any of its subsidiaries.

           INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

To the knowledge of the Board, none of the directors, executive officers of PC, or any associate or affiliate of the foregoing, has had any material interest, direct or indirect, in any transaction since January 1, 2003 that has materially affected Petrofund, or in any proposed transaction that would materially affect Petrofund other than as is described in the AGM Circular under the heading "Interests of Management and Others in Material Transactions", which disclosure is incorporated herein by reference.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

There are no material interests, direct or indirect, of any director or executive officer of PC or anyone who has held office as such since the beginning of Petrofund's last financial year, or of any associate or affiliate of any of the foregoing in any matter to be acted on at the Meeting, other than:
(a) the ownership of all of the outstanding Special Voting Units by Petro Assets Inc., a company owned by the Driscoll Family Trust (a trust established for the family of John F. Driscoll, the Chairman of the Board of the Corporation); (b) the ownership of Trust Units by directors and executive officers of the Corporation who held, as at October 18, 2004, an aggregate of 366,679 Trust Units (0.4%)(excluding the Special Voting Units) and; (c) the ownership by directors and officers of the Corporation of securities granted pursuant to, and/or participation by such directors and officers in, incentive and other plans of the Trust.

                             ADDITIONAL INFORMATION

Additional information relating to Petrofund is available on the SEDAR website at www.sedar.com. Financial information is provided in Petrofund's comparative financial statements and management's discussion and analysis for the year ended December 31, 2003 and for the six months ended June 30, 2004. Any Unitholder may obtain a copy of Petrofund's financial statements and related management's discussion and analysis by contacting the Corporate Secretary of PC at Petrofund Corp., 600, 444 - 7th Avenue SW, Calgary, Alberta T2P 0X8, Telephone (403) 218-8625.

                                  OTHER MATTERS

As of the date of this Information Circular, the Board of Directors does not know of any amendment, variation or other matter to come before the Meeting other than the matters referred to in the Notice of Meeting. If any other matter properly comes before the Meeting, however, the accompanying proxies will be voted on such matter in accordance with the best judgment of the person or persons voting the proxies.

                       DIRECTORS' APPROVAL AND CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. The contents and distribution of this Information Circular to Unitholders have been approved by the Board of Directors.

DATED at Calgary, Alberta this 18th day of October, 2004.


             ON BEHALF OF THE BOARD OF DIRECTORS OF PETROFUND CORP.


      (signed) JOHN F. DRISCOLL             (signed) SANDRA S. COWAN
               Chairman                              Director


                             PETROFUND ENERGY TRUST


                               BY: PETROFUND CORP.


      (signed) JEFFERY E. ERRICO            (signed) VINCE P. MOYER
               President and                         Vice-President, Finance and
               Chief Executive Officer               Chief Financial Officer

                                  SCHEDULE "A"

              SPECIAL RESOLUTION OF UNITHOLDERS TO AMEND THE TRUST
                 INDENTURE TO RECLASSIFY THE TRUST UNIT CAPITAL

BE IT RESOLVED AS A SPECIAL RESOLUTION OF THE UNITHOLDERS OF PETROFUND ENERGY TRUST THAT:

1. the Trust Indenture be and is hereby amended substantially in the manner summarized under "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital" in the Information Circular - Proxy Statement of Petrofund Energy Trust dated October 18, 2004 (the "Information Circular") and in Schedule "B" to the Information Circular with such changes as the Board of Directors (the "Board of Directors") of Petrofund Corp. (the "Corporation") may deem necessary or advisable to give effect to the Reclassification;

2. the Board of Directors, without further notice to or approval of Unitholders, be and are hereby authorized to approve additional amendments to the Trust Indenture than those which are described under "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital" in the Information Circular and in Schedule "B" to the Information Circular, including revising the proposed amendments which are so described, as they consider necessary or advisable, as may be required in order to maintain the status of the Trust as a "mutual fund trust" for the purposes of the Income Tax Act (Canada) or as may be required by applicable regulatory authorities, including the Toronto Stock Exchange and the American Stock Exchange, and any such additional amendments as aforesaid shall be deemed to have been approved by a Special Resolution of the Unitholders of Petrofund Energy Trust;

3. the Board of Directors be and is hereby authorized to establish and administer procedures and guidelines which they deem necessary or advisable to give effect to and administer the Reclassification;

4.    the amendment of:

            (i) the distribution reinvestment and unit plan of Petrofund Energy Trust;

            (ii)  the unit rights incentive plan of Petrofund Energy Trust;

            (iii) the restricted unit plan of Petrofund Energy Trust; and

            (iv)  the long term incentive plan of Petrofund Energy Trust;

      all of which presently contemplate issuance of Trust Units, to contemplate the participation therein only by persons who are not Non-Residents and the issuance thereunder of only Class R Units and, in respect of the distribution reinvestment and unit purchase plan, to provide that the Class R Units that may be purchased thereunder, when issued from treasury, shall be issued at a price equal to 95% of the weighted average trading price of all Class R Units traded on the Toronto Stock Exchange for the 10 trading days preceding the last payment date for cash distributions paid to Unitholders, be and is hereby approved;

5. notwithstanding the passing of this resolution by Unitholders, the Board of Directors, without further notice to or approval of Unitholders, may decide not to implement any or all the matters provided for in this Special Resolution at any time prior to the implementation thereof;

6. the Board of Directors is hereby authorized to make such amendments to the Trust Indenture as they deem necessary or desirable to give effect to the automatic conversion of Class N Units into Class R Units as described under " - Proposed Reclassification of Trust Unit Capital - Class N Units
      - Automatic Conversion of Class N Units into Class R Units" in the Information Circular, which amendments may include, but would not be limited to, removing the residency restrictions on owners and removing the restriction on the stock exchanges on which the Class R Units may be listed and removing from, or amending within, the Trust Indenture, provisions thereof as have been added or modified solely for purposes of effecting the Reclassification;

7. the Trustee is hereby authorized, for and on behalf of Petrofund Energy Trust, to enter into, execute and deliver an amending agreement to the Trust Indenture, or an amended and restated trust indenture, to give effect to the amendments approved by the Special Resolution and the agreement or agreements as executed shall conclusively be deemed to be the agreement or agreements authorized and approved by this Special Resolution; and

8. the Trustee is hereby authorized, for and in the name of Petrofund Energy Trust, and any officer or director of the Corporation is hereby authorized, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or advisable to implement this Special Resolution.

All terms defined in the Information Circular - Proxy Statement of Petrofund Energy Trust dated October 18, 2004, have the same respective meanings in this Special Resolution when used herein.

                                  SCHEDULE "B"

In order to give effect to the reclassification of Trust Unit capital described in the Information Circular under "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital", it is proposed that the Trust Indenture will be amended as set forth below.

In addition to such amendments, the Board of Directors is authorized to revise the amendments set forth below and to make additional amendments as they consider necessary or advisable.

AMENDMENTS TO TRUST INDENTURE

1. Section 1.1 of the Trust Indenture will be amended by adding the following additional definitions:

            BOARD OF DIRECTORS means the board of directors of the Corporation;

            CERTIFICATED UNITS means Units that pursuant to the Reclassification, will, until such time as a completed Unitholder's Declaration and any other required documents are received by the Transfer Agent, remain certificated in the form of Units in existence immediately prior to the Effective Time;

            CLASS N UNITS means the class N trust units of the Trust, created, issued and certified hereunder;

            CLASS R UNITS means the class R trust units of the Trust, created, issued and certified hereunder;

            DIRECTORS' DETERMINATION and similar expressions mean a determination made by the Board of Directors in accordance with
            Section 10.4 hereof and for purposes of any applicable provisions of this Indenture, including Schedules "B" and "C";

            EFFECTIVE DATE means the date determined by the Board of Directors for the Reclassification to become effective;

            EFFECTIVE TIME means 5:00 p.m. (Calgary time) on the Effective Date;

            NON-RESIDENT means a person who is a "non-resident" for purposes of the Income Tax Act (Canada) (including a partnership that is not a Canadian partnership for purposes of the Income Tax Act (Canada));

            OWNERSHIP RIGHTS means all rights attaching to a Unit of any class, including the rights to vote at meetings of Unitholders (or otherwise in respect of the Trust or the Corporation) to receive distributions declared thereon by the Trust and to receive the remaining property of the Trust upon liquidation, dissolution or winding up of the Trust;

            OWNERSHIP THRESHOLD means the authorized number of Class N Units that may be issued and outstanding at any point in time equal to 47% (or such lesser or greater percentage as may be determined by the Board of Directors pursuant to Section 3.8 of the Indenture) of the aggregate number of issued and outstanding Class N Units and Class R Units at such time; provided that for the purposes of determining the number of Units issued and outstanding at any time, except as the Board of Directors may otherwise determine from time to time, any and all rights to acquire, exchange for or convert into Class N Units (other than pursuant to Section 4.1 of Schedule "C") shall be deemed to have been exercised and any and all rights to acquire, exchange for or convert into Class R Units shall be deemed not to have been exercised and any Certificated Units shall be deemed to be Class N Units;

            RECLASSIFICATION means the reclassification of the trust unit capital of the Trust which is set forth and described in Sections
            19.1 and 19.2, as may be supplemented or amended by the terms of the Reclassification Guidelines;

            RECLASSIFICATION GUIDELINES means the procedures and guidelines established or to be established by the Board of Directors pursuant to the authority granted in Section 10.4 hereof to give effect to, administer and implement the Reclassification;

            SCHEDULES means the schedules to this Indenture;

            UNITHOLDER'S DECLARATION means a declaration regarding the residency of a Unitholder, any beneficial owner(s) or any other person in the form determined by the Board of Directors from time to time in accordance with Section 3.8(c).

2. Section 1.1 of the Trust Indenture will be amended by deleting the present definitions of "Unit", "Unitholder or holder of Units" and replacing it with the following:

            UNIT means, collectively, a unit of the Trust created and issued under the Indenture prior to the Effective Time and, after the Effective Time, a Class N Unit, a Class R Unit and a Certificated Unit and for the time being outstanding and entitled to the benefits hereof, provided that the term "Unit" shall not include the Special Voting Units except that where the term "Unit" is used in the definitions of "Ordinary Resolution" and "Special Resolution" and in Sections 11.1, 12.1, 12.3, 12.6 (which contains the definition of "Special Resolution") and 12.7, "Unit" shall include those units of the Trust which are at such time issuable upon the exchange of all Exchangeable Shares then outstanding for the purposes of determining the number of Units outstanding at a particular time, the number of votes to which a particular Unitholder is entitled, and whether or not specified voting thresholds are attained;

            UNITHOLDER OR HOLDER OF UNITS means a person who holds from time to time one or more Units and, for the purposes of Articles 11, 12 and 16 hereof and the definitions of "Ordinary Resolution" and "Special Resolution" contained herein only, Unitholders shall also include the holders from time to time of the Special Voting Units; and

3. The Trust Indenture will be amended by adding an additional Section 1.5 as follows:

            1.5 SCHEDULES

            The following schedules form part of this Indenture:

            Schedule "A" - Specimen Unit Certificates

            Schedule "B" - Class N Unit Rights, Limitations, Restrictions
                         and Conditions

            Schedule "C" - Class R Unit Rights, Limitations, Restrictions
                         and Conditions

4. Section 3.1 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            3.1 DESIGNATION AND NUMBER OF UNITS

            The beneficial interests in the Trust shall be divided into interests of one or more classes, collectively described and designated as Units, which shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein, as supplemented or amended by the rights, limitations, restrictions and conditions applicable to a given class of Units as set out in the Schedules to this Indenture.

            The Trust shall have one class of Units until the Effective Time and, from and after the Effective Time, the Trust shall, in addition to Certificated Units, if any, have two classes of Trust Units, consisting of Class N Units and Class R Units, each such class (including Certificated Units) shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein, and, in the case of the Class N Units, as supplemented or amended by the rights, limitations, restrictions and conditions set out in Schedule "B" and, in the case of the Class R Units, as supplemented or amended by the rights, limitations, restrictions and conditions set out in Schedule "C". At the Effective Time, the Reclassification Guidelines shall take effect, the existing issued and outstanding Units in the Trust shall, subject to and pursuant to
            Section 19.1, be irrevocably deemed to be reclassified and immediately following such reclassification, if applicable, shall be converted into Class N Units pursuant to Section 19.2, all without any further act or formality. Following the Reclassification, all existing issued and outstanding Units shall possess those rights attaching to the applicable class of Units into which such Units were ultimately reclassified or converted or in the case of Certificated Units, the rights attaching to such Units as provided in this Indenture and the Reclassification Guidelines. At and following the Effective Time, the provisions of Schedules "B" and "C" and the Reclassification Guidelines shall take precedence over any provision to the contrary in this Indenture, except for Section
            3.8 of this Indenture.

            The aggregate number of Units which may be authorized and issued hereunder is, subject to Schedule "B" and Section 3.8(b), unlimited.

            The Trust is also empowered and hereby authorized to issue an unlimited number of Special Voting Units, having the rights and subject to the limitations, restrictions and conditions set forth in
            Section 3.9.

5. Section 3.2 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            3.2 ISSUANCE OF UNITS

            Subject to the limitations set forth in this Indenture, Units may be issued at such time or times, to the Persons, for the consideration and on such terms and conditions as the Board of Directors may determine from time to time. Subject to the limitations set forth in this Indenture, the Board of Directors may also from time to time authorize the creation and issuance from time to time of rights, warrants or options to subscribe for Units or other securities convertible or exchangeable into Units, which rights, warrants, options, or other securities may be created and issued from time to time on such terms and conditions, exercisable at such subscription price or prices and at such time or times as the Board of Directors may determine.

6. Section 3.3 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            3.3 RANKING OF UNITS

            Subject to the terms of this Indenture, each Unit represents an equal fractional undivided beneficial interest in the Trust. Subject to the terms of this Indenture, all Units outstanding from time to time shall be entitled to one vote for each Unit held as more particularly described in Article 12, and shall be entitled to an equal share in any distributions out of the Trust. Subject to the terms of this Indenture, in the event of termination of the Trust, all Units shall rank among themselves equally and rateably without discrimination, preference or priority whatever may be the actual date or terms of issue thereof and shall also be entitled to an equal share in the net assets of the Trust upon the termination of the Trust.

            As regards the Class N Units and the Class R Units, the Board of Directors shall not authorize or permit to occur any:

            a) subdivision or other change of only one such class of Units into a greater number of Units,

            b) consolidation, reduction or combination of Units of only one such class into a lesser number of Units (other than in connection with a normal course issuer bid or issuer bid applicable to only one such class of Units or pursuant to any retraction or redemption rights in respect of only one such class of Units pursuant to this Indenture or the Reclassification Guidelines),

            c) issuance of Units to all or substantially all holders of outstanding Units of only one such class as a dividend or distribution,

            d) issuance of rights, options or warrants to all or substantially all of the holders of outstanding Units of only one such class to purchase Units or other securities convertible into or exchangeable for Units (other than an issuance to all or substantially all holders of Class R Units of rights to purchase additional Class R Units provided that the price payable for Class R Units on the exercise of such rights is not less than 95% of the weighted average trading price of the Class R Units on the principal stock exchange on which the Class R Units are traded over the last 10 trading days ending on the trading day immediately preceding the date that the pricing of the rights offering is determined by the Board of Directors),

            e) any other distribution in cash or property or securities of the Trust to all or substantially all of the holders of outstanding Units of only one such class; or

            f) otherwise effect any similar transaction or change to the Units of only one such class;

            unless an equivalent transaction or change is made to the Units of the other class so that, except as specifically differentiated pursuant to the terms of this Indenture, the equal ranking of the Class N Units and Class R Units described in this Section 3.3 is at all times maintained.

7. Section 3.5 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            3.5 NO CONVERSION, RETRACTION, REDEMPTION OR PRE-EMPTIVE RIGHTS

            There are no conversion, retraction, redemption or pre-emptive rights attaching to the Units, other than as set forth in this Indenture.

8. Section 3.8 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            3.8 NON-RESIDENT UNITHOLDERS

            (a) Except to the extent permitted under the Income Tax Act (Canada), the Trust shall endeavour to satisfy the requirements of Section 132(6) of the Income Tax Act (Canada) at all times.

            (b) The Board of Directors has the power and authority, at any time and from time to time, to amend the definition of "Ownership Threshold" contained in this Indenture to reduce the authorized number of issued and outstanding Class N Units at any point in time expressed as a percent (initially 47.0%) of the aggregate number of issued and outstanding Class N Units and Class R Units at such time in order to ensure that the Trust maintains its status as a mutual fund trust for the purposes of the Income Tax Act (Canada). In such event the Trust shall make a public announcement, whether by press release, newspaper advertisements or otherwise, reasonably expected to inform the markets in which Class R Units and Class N Units are traded.

            (c) The Board of Directors shall have the power and authority to determine from time to time written guidelines with respect to the nature of a Unitholder's Declaration, the times at which any Unitholder's Declarations are to be requested and any other relevant matters relating to Unitholder's Declarations. The Trust shall have the power and authority to request from any and all Unitholders, a Unitholder's Declaration at any time and from time to time. Notwithstanding the foregoing, the Corporation, on behalf of the Trust, shall seek Unitholder's Declarations in respect of Class R Units at least quarterly during the two year period following the Effective Date.

                  A Unitholder's Declaration shall be in the form and substance from time to time determined by the Board of Directors and, without limiting the generality of the foregoing, may be required to be in the form of a declaration in writing sworn under oath or affirmed in a manner and in a form acceptable to the Board of Directors. Without limiting the generality of the foregoing, any Unitholder's Declaration may be required to contain information with respect to:

                  i) whether the Unitholder is the beneficial owner of the applicable Units or whether any other person is the beneficial owner of those Units; and

                  ii) whether the Unitholder or any other beneficial owner of the Units is a Non-Resident.

9. Section 5.2 of the Trust Indenture will be amended by adding to the end of the second paragraph of such section the following:

            Notwithstanding the foregoing, if the retraction by a holder of Class R Units of all or any part of his Class R Units would result in the number of issued and outstanding Class N Units exceeding the Ownership Threshold, then the Board of Directors may in its discretion defer the Retraction Date to a date which is up to 60 days following the date that would otherwise be the Retraction Date, provided that the Trust provides notice of the amended Retraction Date to the affected Unitholder.

10. The Trust Indenture will be amended by adding a new Section 5.10 as follows:

            5.10 RETRACTION PROVISIONS IN SCHEDULE "B"

            The retraction provisions contained in this Article 5 are separate and distinct from the retraction provisions contained in Section 7 of Schedule "B". Without limiting the generality of the foregoing, none of the provisions of this Article 5 apply to a retraction pursuant to Section 7 of Schedule "B".

11. Section 7.1 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            7.1 DISTRIBUTIONS

            The Trust shall on each Distribution Date cause the Distributable Income to be determined in respect of the immediately preceding Record Date and, subject to any restrictions arising pursuant to this Indenture, shall distribute all Distributable Income to Unitholders of record as at the close of business on the applicable Record Date in accordance with the Pro Rata Share of each Unitholder on that Record Date (provided that the Trust may deduct or withhold amounts required by law from any Unitholder's distributions).

12. Section 7.3 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            7.3 REINVESTMENT OF DISTRIBUTIONS

            Subject to receipt of all regulatory approvals and subject to any restrictions arising pursuant to this Indenture, the Trust will make available to Unitholders the opportunity to reinvest distributions from the Trust in additional Units by participating in one or more distribution reinvestment plans approved by the Board of Directors from time to time. Such plans may, if approved by the board of directors of the Corporation, provide for, among other things, the option or right to purchase additional Units for cash.

13. Section 9.10 of the Trust Indenture will be deleted and Section 9.11 will be renumbered as Section 9.10.

14. Section 10.1 of the Trust Indenture will be amended by adding as an additional matter which has been delegated by the Trustee to the Corporation the following:

            the responsibility and authority for all matters pertaining to the Reclassification and including all matters pursuant to Section 3.8,
            Article 19, Schedule "B", Schedule "C", and the Reclassification Guidelines;

15. The Trust Indenture will be amended by adding a new Section 10.4 as follows:

            10.4 RECLASSIFICATION GUIDELINES, DIRECTORS' DETERMINATIONS AND OTHER MATTERS

            The Board of Directors is authorized to establish and administer the Reclassification Guidelines.

            In administering, on behalf of the Corporation or the Trust, the provisions of this Indenture and in establishing and administering the Reclassification Guidelines, including, without limitation, in making any Directors' Determination, the Board of Directors shall act in accordance with the duties and standards set forth in Section
            10.1. Provided that the Board of Directors so acts, it shall not be liable to the Trust or the Corporation and neither it nor the Trust or Corporation shall be liable to any holder or beneficial owner of Units or any other person for, nor with respect to any matter arising from or related to, any act or omission to act in relation to the foregoing.

            Any determination by the Board of Directors required or contemplated by Schedules "B" and "C", including, without limitation, any Directors' Determination, shall be expressed and conclusively evidenced by a resolution of the Board of Directors duly adopted.

            The Reclassification Guidelines shall be expressed and conclusively evidenced by a resolution of the Board of Directors duly adopted.

            In making a Directors' Determination, the Board of Directors shall be entitled to rely on relevant Unitholder's Declarations that have been requested and received by the Corporation, on behalf of the Trust, or such other information (including, without limitation, information provided by the Transfer Agent, the Canadian Depository for Securities Limited, the Depository Trust Company and ADP Investor Communications or their respective successors, securities registers of the Trust, the knowledge of any director, officer or employee of the Trust or the Corporation or any advisor to the Trust and the opinion of counsel to the Trust) that the Board of Directors considers it reasonable to rely on in the circumstances provided, however, that in making such Directors' Determination the Board of Directors is acting in accordance with the duties and standards set forth in Section 10.1.

16. Section 12.3 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            12.3 QUORUM

            At any meeting of the Unitholders, subject as hereinafter provided, a quorum shall consist of two or more individuals present in person either holding personally or representing as proxies, in aggregate, not less than 10% of the total number of the outstanding Units entitled to be voted at the meeting. In the event of such quorum not being present at the appointed place on the date for which the meeting is called within one-half (1/2) hour after the time fixed for the holding of such meeting, the meeting, if convened on the requisition of Unitholders, shall be dissolved, but in any other case it shall stand adjourned to such day being not less than fourteen (14) days later and to such place and time as may be appointed by the Chairman of the meeting. If at such adjourned meeting a quorum as above defined is not present, the Unitholders present either personally or by proxy shall form a quorum, and any business may be brought before or dealt with at such an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

17. Section 12.4 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            12.4 VOTING RIGHTS OF UNITHOLDERS

            Subject to the other provisions of this Indenture, only Unitholders of record shall be entitled to vote and each Unit shall entitle the holder or holders of that Unit to one vote. At any meeting of Unitholders, any holder of Units entitled to vote thereat may vote by proxy and a proxy need not be a Unitholder, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Trustee, or with such agent of the Trustee as the Trustee may direct, for verification twenty-four (24) hours prior to the commencement of such meeting. If approved by the Trustee, proxies may be solicited in the name of the Trustee. When any Unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Unit, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners of their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Unit.

18. Section 12.6 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            12.6 MEANING OF "SPECIAL RESOLUTION"

            (a) The expression "Special Resolution" when used in this Indenture means, subject as hereinafter in this Article provided, a resolution approved in writing by Unitholders holding not less than 66-2/3% of the outstanding Units entitled to vote on such resolution or a resolution passed as a special resolution at a meeting of Unitholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article and passed by the affirmative votes either in person or by proxy of the holders of not less than 66-2/3% of the Units entitled to vote on such resolution represented at the meeting and voted on a poll upon such resolution.

            (b) Votes on a Special Resolution at a meeting shall always be given on a poll and no demand for a poll on any Special Resolution shall be necessary.

19. Section 13.1 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            13.1 CERTIFICATES

            The forms of Certificates for Class N Units and Class R Units shall be substantially as set out in Schedule "A" hereto or such other form as is authorized from time to time by the Trustee. The form of Certificates for Certificated Units shall be substantially in the form of certificates for Units immediately prior to the Effective Date. Each Certificate shall bear an identifying serial number and shall be certified manually on behalf of the Trustee. Any additional signature required by the Trustee to appear on such Certificates may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, Certificates so signed are as valid as if they had been signed manually. Any Certificate which has one manual signature as hereinbefore provided shall be valid notwithstanding that one or more of the persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate. The Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Trustee may determine.

20. Sections 13.3(a) and 13.3(b) of the Trust Indenture will be amended by deleting them and replacing them with the following:

            (a) Subject to the provisions of this Article 13, Schedules "B" and "C" and the Reclassification Guidelines, the Units shall be fully transferable without charge as between persons, but no transfer of Units shall be effective as against the Trustee or shall be in any way binding upon the Trustee until the transfer has been recorded on the appropriate register or one of the branch registers of transfer maintained by the Trustee or Transfer Agent.

                  No transfer of a Unit shall be recognized unless such transfer is of a whole Unit.

            (b) Subject to the provisions of this Article 13 and Schedules "B" and "C", Units shall be transferable on the register or one of the branch registers of Unitholders of the Trust only upon delivery to the Trustee or to a Transfer Agent of the Trust if appointed, of the Certificate therefor, properly endorsed or accompanied by a duly executed instrument of transfer and accompanied by all necessary transfer or other taxes imposed by law, together with such evidence of the genuineness of such endorsement, execution and authorization and other matters that may reasonably be required by the Trustee. Upon such delivery the transfer shall be recorded on the registers of Unitholders and a new Certificate for the residue thereof (if any) shall be issued to the transferor.

21. Section 13.9 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            13.9 EXCHANGE OF CERTIFICATES

            Certificates representing any number of Units may be exchanged without charge for Certificates representing any equivalent number of Units of the same class in the aggregate. Any exchange of Certificates may be made at the offices of the Trustee or at the offices of any Transfer Agent where registers are maintained for the Certificates pursuant to the provisions of this Article 13. Any Certificates tendered for exchange shall be surrendered to the Trustee or appropriate Transfer Agent and shall be cancelled.

22. Section 18.5(a) of the Trust Indenture will be amended by deleting it and replacing it with the following:

            (a) Each Unitholder shall have the right to inspect during normal business hours at the head office of the Corporation and the right to obtain, on demand and on payment of reasonable reproduction costs, a copy of this Indenture and the Reclassification Guidelines adopted by the Board of Directors if any, and any indenture supplemental hereto and the Royalty Agreements.

23. The Trust Indenture will be amended by adding an additional Article as follows, such Article to be numbered Article 19 and the existing Article 19 is to be renumbered as Article 20:

                          ARTICLE 19 - RECLASSIFICATION

            19.1 RECLASSIFICATION OF EXISTING UNITS

            (a) Subject to Section 19.2 and the Reclassification Guidelines, at the Effective Time, all issued and outstanding Units of the Trust other than Certificated Units shall be deemed to be reclassified as Class R Units.

            (b) Upon completion of the reclassification referred to in Section 19.1(a), each holder of Units immediately prior to the Effective Time that has had such Units deemed to be reclassified as Class R Units shall cease to be such a holder of Units and shall, if a registered holder, have such Unitholder's name removed from the register of holders of Units and shall be deemed to be a holder of a number of Class R Units equal to the number of Units held by such Unitholder immediately prior to the Effective Time and, if a registered holder, such holder's name shall be added to the register of holders of Class R Units accordingly.

            19.2 UNITHOLDER'S DECLARATIONS AND CERTIFICATED UNITS

            In connection with the reclassification referred to in Section 19.1(a), the Board of Directors shall request a Unitholder's Declaration from each Unitholder or from such Unitholders as may be determined by the Board of Directors. If any Unitholder fails to return a completed Unitholder's Declaration (and any other required documents) in accordance with such request, the Units held by such Unitholder (unless deemed to be Class N Units under Section 19.3) for which a Unitholder's Declaration is not received shall remain as Certificated Units for the purposes of this Indenture and the Board of Directors shall have the authority to determine:

            (a) whether distributions will be declared in respect of any Certificated Units and if so declared, as to the manner in which the payment of such distributions are dealt with, which payment arrangements may include the withholding of such distributions until the Transfer Agent has received a completed Unitholder's Declaration (and any other required documents) and which payment arrangements may also include the Trust remitting withholding taxes on such distributions at the highest rate required by the Income Tax Act (Canada) on payments to Non-Residents; and

            (b) the other rights, if any, which attach to Certificated Units pursuant to this Indenture, which rights may include the right to vote (including being counted towards quorum) and the right to receive the distribution of proceeds upon the termination of the Trust.

            The Corporation, on behalf of the Trust, by Directors' Determination, has the power and authority to suspend any or all Ownership Rights of holders of Certificated Units.

            19.3 CONVERSION OF CLASS R UNITS HELD BY NON-RESIDENTS

            Immediately following the reclassification provided for in Section 19.1(a), all Class R Units held by a Unitholder who is, or is deemed to be pursuant to the Reclassification Guidelines, a Non-Resident, shall be deemed to be converted into Class N Units on the basis of one Class N Unit for each Class R Unit held without any further act or formality. Such Unitholder's name shall be removed from the register of holders of Class R Units, such Unitholder shall be deemed to be a holder of Class N Units and such holder's name shall be added to the register of Class N Units accordingly.

            19.4 REDEMPTION

            (a) The Board of Directors may, at any time following the Effective Time, determine that the Trust shall, subject to applicable law and to any required regulatory approval, repurchase or redeem all or any part of the outstanding Certificated Units.

            (b) In case only a part of the then outstanding Certificated Units are at any time to be repurchased or redeemed, the Certificated Units so repurchased or redeemed shall be repurchased or redeemed on the basis that only the holders of Certificated Units who hold less than a specified number of Certificated Units will have their Certificated Units redeemed or on a pro rata basis from the holdings of all holders of Certificated Units or in such other manner as the Board of Directors determines is practicable and equitable, such basis to be determined by the Board of Directors in its sole discretion.

            (c) The price to be paid by the Trust to repurchase or redeem any Certificated Units (the "Redemption Price") shall be:

                  (i) the weighted average trading price per unit of the Class R Units on the principal stock exchange on which the Class R Units are traded over the last 10 trading days (or, if there is no principal stock exchange, such stock exchange or such other organized market as the Board of Directors shall determine) in the period ending on the trading day immediately preceding the date that the Trust provides the Redemption Notice (as defined below); or

                  (ii) if the Class R Units are not listed and posted for trading on any stock exchange or other organized market, at their fair market value as of the date of repurchase or redemption as the Board of Directors shall determine.

                  The price paid to a Unitholder pursuant to a redemption as aforesaid shall be decreased by any amount required to be deducted and withheld on account of tax.

                  (d) On any repurchase or redemption of Certificated Units under this Section 19.4, the Corporation, on behalf of the Trust, shall give at least 30 days before the date fixed for repurchase or redemption, a notice in writing of the intention of the Trust to repurchase or redeem to each person who at the date of giving of such notice is a registered holder of Certificated Units (a "Redemption Notice"). Such Redemption Notice shall set out the Redemption Price, the date fixed for repurchase or redemption (the "Redemption Date") and, unless all the Certificated Units held by the holder to whom it is addressed are to be repurchased or redeemed, the number of such units so held which are to be repurchased or redeemed.

                  (e) On redemption of any Certificated Units in accordance with the provisions hereof, any accrued and unpaid distributions of

                                      B_14

                        Distributable Income, net of any withholding tax (the "Withheld Distribution") that have not yet been paid on the Redemption Date shall be paid together with the Redemption Price in accordance with the provisions hereof.

                  (f) In the event of any repurchase or redemption of Certificated Units, the Corporation, on behalf of the Trust, shall, not later than the Redemption Date, deposit an amount (the "Net Redemption Amount") equal to the Redemption Price and the Withheld Distributions, less any amounts withheld on account of tax required to be deducted and withheld therefrom (the "Withholdings") in a segregated account in any bank or trust company in Canada or the United States selected by it, which bank or trust company shall be specified in the Redemption Notice. The Net Redemption Amount, less the reasonable costs of administration of the segregated account, shall be payable to the registered holder of the Certificated Units repurchased or redeemed on presentation and surrender by the registered holder to that bank or trust company of the Certificate or Certificates representing the Certificated Units. Any interest earned on the Net Redemption Amount shall accrue to the benefit of the Trust. The Trust shall remit the Withholdings to the appropriate taxing authority.

                  (g) From and after any deposit made pursuant to Sections 19.4(e) and 19.4(f) the registered holder shall not be entitled to any of the remaining rights of a registered holder in respect of the Certificated Units repurchased or redeemed, other than the right to receive the funds so deposited on presentation and surrender of the Certificate or Certificates representing the Certificated Units sold or repurchased or redeemed.

                  (h) Certificated Units which are repurchased or redeemed in accordance with Section 19.4 shall be and be deemed to be cancelled.

                  (i) Any money deposited pursuant to Sections 19.4(e) and 19.4(f) and not claimed within 6 years after the date of repurchase or redemption shall be repaid to the Trust by the bank or trust company on demand and thereupon the bank or trust company shall be released from all further liability with respect to such monies and in either case thereafter the registered holder of the Certificated Units shall have no rights in respect thereof except to obtain payment of the monies due from the Trust against delivery of Certificates for the Certificated Units repurchased or redeemed, subject to any defence the Trust may have.

                  (j) If a part only of the Certificated Units represented by any certificate are repurchased or redeemed in accordance with Section 19.4, the Trust or the Transfer Agent shall, on presentation and surrender of such Certificate and at the expense of the registered holder, issue a new Certificate representing the balance of the Certificated Units.

24. The existing Section 19.1 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            20.1 CONTINUED LISTING

            For the purposes of this Section 20.1, the Trustee hereby appoints the Corporation as its agent and the Corporation hereby covenants to the Trustee and agrees that it shall, at the cost and expense of the Trust, take all steps and actions and do all things that may be required to maintain the listing and posting for trading of the Class R Units and the Class N Units on the Toronto Stock Exchange and to maintain its status as a "reporting issuer" not in default of the securities legislation and regulations of each of the provinces of Canada, where applicable.

SCHEDULE "A" TO THE TRUST INDENTURE

The Trust Indenture will be amended by replacing the present form of certificate representing Trust Units with certificates, in the form approved by the Board of Directors, representing Class N Units and Class R Units.

SCHEDULE "B" TO TRUST INDENTURE

The Trust Indenture will be amended by adding a Schedule "B" which will provide that the Class N Units will have the rights and be subject to the rights, limitation, restrictions and conditions set out in the Trust Indenture as supplemented by the rights, limitations, restrictions and conditions attaching to the Class N Units which are set out in such Schedule "B" and which rights, limitations, restrictions and conditions are summarized in the Information Circular of Petrofund Energy Trust dated October 18, 2004 under "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital - Class N Units".

In addition to the summarized amendments, the Board of Directors is authorized to revise the summarized amendments and to make additional amendments as they consider necessary or advisable.

SCHEDULE "C" TO TRUST INDENTURE

The Trust Indenture will be amended by adding a Schedule "C" which will provide that the Class R Units will have the rights and be subject to the rights, limitation, restrictions and conditions set out in the Trust Indenture as supplemented by the rights, limitations, restrictions and conditions attaching to the Class R Units which are set out in such Schedule "C" and which rights, limitations, restrictions and conditions are summarized in the Information Circular of Petrofund Energy Trust dated October 18, 2004, under "Special Meeting Matters - Proposed Reclassification of Trust Unit Capital - Class R Units".

In addition to the summarized amendments, the Board of Directors is authorized to revise the summarized amendments and to make additional amendments as they consider necessary or advisable.

                                  SCHEDULE "C"

                   SPECIAL RESOLUTION OF UNITHOLDERS TO AMEND
                  THE TRUST INDENTURE AND THE ROYALTY AGREEMENT

BE IT RESOLVED AS A SPECIAL RESOLUTION OF THE UNITHOLDERS OF PETROFUND ENERGY TRUST THAT:

1. the Trust Indenture and the Royalty Agreement be amended substantially in the manner set forth in Schedule "D" to the Information Circular - Proxy Statement of Petrofund Energy Trust dated October 18, 2004, with such changes as the Board of Directors may deem necessary or advisable to give effect to such amendments;

2. notwithstanding the passing of this resolution by Unitholders, the Board of Directors, without further notice to or approval of Unitholders, may decide not to implement any or all the matters provided for in this Special Resolution at any time prior to the implementation thereof;

3. the Trustee is hereby authorized, for and on behalf of Petrofund Energy Trust, to enter into, execute and deliver an amending agreement to the Trust Indenture, or an amended and restated trust indenture, and an amending agreement to the Royalty Agreement, or an amended and restated royalty agreement, to give effect to the amendments approved by the Special Resolution and the agreements so executed shall conclusively be deemed to be the agreements authorized and approved by this Special Resolution; and

4. the Trustee is hereby authorized, for and in the name of Petrofund Energy Trust, and any officer or director of the Corporation is hereby authorized, for and in the name of the Corporation, to execute all documents and to do all things as deemed necessary or advisable to implement this Special Resolution.

                                  SCHEDULE "D"

In order to give effect to the proposed amendments to the Trust Indenture and the Royalty Agreement described in the Information Circular under "Special Meeting Matters - Other Proposed Amendments to Trust Indenture and Proposed Amendments to Royalty Agreement", it is proposed that the Trust Indenture and the Royalty Agreement will be amended as set forth below.

AMENDMENT TO ROYALTY AGREEMENT

1.    Section 3.01 of the Royalty Agreement will be deleted.

AMENDMENTS TO TRUST INDENTURE

1. Section 1.1 of the Trust Indenture will be amended by deleting the present definition of "Exchangeable Shares" and replacing it with the following:

            EXCHANGEABLE SHARES means shares in the capital of the Corporation or an Affiliate of the Corporation or interest in a partnership in which the Corporation or an Affiliate of the Corporation is the managing partner or interest in a limited partnership in which the Corporation or an Affiliate of the Corporation is the general partner which are, by their terms, exchangeable into one or more classes of Units.

2. Section 1.1 of the Trust Indenture will be amended by deleting the present definitions of "Royalties" and "Royalty Agreement" and by inserting a new definition of "Royalty Agreements" as follows:

            ROYALTY AGREEMENTS means agreements providing for the creation of royalties on properties acquired or to be acquired by the Corporation or other Affiliates of the Trust;

      and references to "Royalty Agreement" in the Indenture shall be replaced with a reference to "Royalty Agreements".

3. Section 5.3 through 5.6 of the Trust Indenture will be amended by deleting them and replacing them with the following:

            5.3 CALCULATION OF RETRACTION PRICE BASED ON MARKET PRICE

            Subject to Section 5.5, upon receipt by the Trustee of the notice to retract Units in accordance with Section 5.2, the holder of the Units tendered for retraction shall be entitled to receive a price per Unit (hereinafter called the "Retraction Price") equal to the lesser of:

            (a) 95% of the market price of the Units on the principal market on which the applicable class of Units are listed for trading during the ten trading day period commencing immediately after the Retraction Date; and

            (b) the closing market price on the principal market on which the applicable class of Units are listed for trading, on the Retraction Date.

            For purposes of subsection 5.3(a), the "market price" shall be the amount equal to the simple average of the closing price of the applicable class of Units for each of the trading days on which there was a closing price; provided that if the applicable exchange or market does not provide a closing price but only provides the highest and lowest prices of the applicable class of Units traded on a particular day, the "market price" shall be an amount equal to the simple average of the highest and lowest prices for each of the trading days on which there was a trade; and provided further that if there was trading on the applicable exchange or market for fewer than five of the ten trading days, the "market price" shall be the simple average of the following prices established for each of the ten trading days: the average of the bid and ask prices of the applicable class of Units for each day on which there was no trading; the closing price of the applicable class of Units for each day that there was trading if the exchange or market provides a closing price; and the average of the highest and lowest prices of the applicable class of Units for each day that there was trading if the market provides only the highest and lowest closing prices of the applicable class of Units traded on a particular day.

            For purposes of subsection 5.3(b), the "closing market price" shall be the amount equal to the closing price of the applicable class of Units if there was a trade on the date and the exchange or market provides a closing price; an amount equal to the average of the highest and lowest prices of the applicable class of Units if there was trading and the exchange or other market provides only the highest and lowest prices of the applicable class of Units traded on a particular day; and the average of the last bid and last ask prices of the applicable class of Units if there was no trading on the date.

            5.4 CASH RETRACTION

            Subject to Section 5.5, the Retraction Price payable in respect of the Units tendered for retraction during any month shall be paid by cheque, drawn on a Canadian chartered bank or trust company in lawful money of Canada, payable at par to or to the order of the Unitholder who exercised the right of retraction on the last day of the calendar month following the month in which the Units were tendered for retraction. Payments out of the Trust of the Retraction Price are conclusively deemed to have been made upon the mailing of a cheque in a postage prepaid envelope addressed to the former Unitholder unless such cheque is dishonoured upon presentation. Upon such payment, the Trustee shall be discharged from all liability to the former Unitholder in respect of the Units so retracted.

            5.5 NO CASH RETRACTION IN CERTAIN CIRCUMSTANCES

            Section 5.4 shall not be applicable to Units tendered for retraction by a Unitholder, if the total amount payable in respect of such Units and all other Units tendered for retraction in the same calendar month exceeds $100,000, provided that the Trustee may, in its sole discretion, waive such limitation in respect of any calendar month.

            5.6 IN SPECIE RETRACTION

            If, pursuant to Section 5.5, Section 5.4 is not applicable to Units tendered for retraction by a Unitholder, the Retraction Price per Unit specified in Section 5.3, shall, subject to all necessary regulatory approvals, be paid and satisfied by way of a distribution in specie to such Unitholder of debt securities of the Corporation having a term determined by the Board of Directors ending not more than five (5) years after the date of issue and a rate of interest which is not less than the then highest rate of interest charged by the Trust to the Corporation (the "PC Notes") in a principal amount equal to such Retraction Price. If the Trust does not hold PC Notes having a sufficient principal amount outstanding to effect such payment, the Trust will be entitled to create and, subject to any applicable regulatory approvals, issue in satisfaction of the Retraction Price its own debt securities (the "Trust Retraction Notes") having a term determined by the Board of Directors ending not more than five (5) years after the date of issue and a rate of interest which is not less than the highest rate of interest charged by the Trust to the Corporation and having such other terms and conditions as the Trustee may determine and with recourse of the holder limited to the assets of the Trust. The in specie Retraction Price payable in respect of Units tendered for retraction during any calendar month shall be paid by transfer, to or to the order of the Unitholder who exercised the right of retraction on the last day (the "Transfer Date") of the calendar month following the calendar month in which the Units were tendered for retraction, of PC Notes (or, as applicable, the issuance and delivery of Trust Retraction Notes) determined as aforesaid. The Trust shall be entitled to all interest paid or accrued and unpaid on the PC Notes being transferred to and including the Transfer Date. Payments by the Trust of the applicable Retraction Price are conclusively deemed to have been made upon the mailing of the applicable PC Notes or Trust Retraction Notes, as the case may be, by mail in a postage pre-paid envelope addressed to the former Unitholder. Upon such payment, the Trust shall be discharged from all liability to the former Unitholder in respect of the Units so retracted.

4. The Trust Indenture will be amended by inserting a new Section 5.7 as follows and renumbering the existing Sections 5.7 and 5.8 as 5.8 and 5.9, respectively:

            5.7 CALCULATION OF RETRACTION PRICE IN CERTAIN OTHER CIRCUMSTANCES

            Section 5.3 shall not be applicable to Units tendered for retraction by a Unitholder, if:

            (a) at the time the Units are tendered for retraction, the outstanding class of Units tendered for retraction are not listed for trading on a Canadian stock exchange and are not traded or quoted on any other stock exchange or market which the Board of Directors, on behalf of the Corporation, considers, in its sole discretion, provides representative fair market value prices for the applicable class of Units provided, however, that any Units which are tendered for retraction after the Effective Date which are Certificated Units shall, for the purpose of the foregoing, be considered to be Class N Units; or

            (b) the normal trading of the outstanding class of Units tendered for retraction is suspended or halted on any stock exchange or market on which the applicable class of Units are listed for trading or, if not so listed, on any market on which the applicable class of Units are quoted for trading, on the Redemption Date or for more than five trading days during the ten day trading period commencing immediately after the Retraction Date;

            and in either such case, such Unitholder shall, instead of the Retraction Price, be entitled to receive a price per Unit (herein referred to as the "Appraised Retraction Price") equal to 95% of the fair market value thereof as determined by the Board of Directors as at the Retraction Date. The Appraised Retraction Price payable in respect of Units tendered for retraction in any calendar month shall be paid on the last day of the third calendar month following the month in which the Retraction Date occurred, at the option of the
            Trust:

                  (i)   a cash payment, in which case the provisions of Section
                        5.4 shall apply mutatis mutandis; or

                  (ii) in the manner provided for in Section 5.5, in which case the provisions of Section 5.5 shall apply mutatis mutandis.

5. Section 6.2 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            6.2 ADDITIONAL RESOURCE ASSETS

            The Trust and/or the Corporation, may acquire Properties and may invest in or acquire Additional Resource Assets, directly or indirectly, including, without limitation, through the acquisition of securities of other resource issuers, such as public or private resource royalty or income trusts or resource companies, takeover bid or merger transactions, private placements or other equity transactions or direct asset acquisitions or other property transactions. Notwithstanding anything contained herein, the Trust may not, directly or indirectly, acquire any property which would cause the Trust to carry on any business for the purposes of the Income Tax Act (Canada).

6. Section 10.1 of the Trust Indenture will be amended by adding as an additional matter which has been delegated by the Trustee to the Corporation the following:

            the responsibility and authority for approving the entering into and the amendment of the provisions of Royalty Agreements;

7. Section 11.1 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            11.1 AMENDMENT

            Except where specifically provided, the amendment of the provisions of this Indenture may only be agreed to by the Trustee with the consent of the Unitholders by Special Resolution.

            The amendment of the provisions of this Indenture may be agreed to by the Trustee without the consent, approval or ratification of any of the Unitholders or any other person, at any time for the purpose of:

            (a) ensuring, based on the advice of Counsel, that the Trust will comply with any applicable laws or requirements of any governmental agency or authority having jurisdiction;

            (b) ensuring, based on the advice of Counsel, that the Trust will satisfy the provisions of each of subsections 108(2) and 132(6) of the Income Tax Act (Canada) as from time to time amended or replaced;

            (c) ensuring that such additional protection is provided for the interests of Unitholders as the Trustee, based on the advice of Counsel, may consider expedient;

            (d) removing any conflicts or inconsistencies between the provisions of this Indenture or any supplemental indenture and any prospectus filed with any regulatory or governmental body with respect to the Trust, or any applicable law or regulation of any jurisdiction, if, in the opinion of the Trustee, based on the advice of Counsel, such an amendment will not be detrimental to the interests of the Unitholders; or

            (e) making changes for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions, provided that in the opinion of the Trustee, based on the advice of Counsel, the rights of the Trustee and of the Unitholders are not prejudiced thereby.

            Notwithstanding the foregoing, no amendment shall reduce the percentage of votes required to be cast at a meeting of the Unitholders for the purpose of amending this Section 11.1 without the consent of the holders of all of the Units then outstanding.

8. Section 12.5 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            12.5 RESOLUTIONS

            Unitholders shall be entitled to pass Special Resolutions for the following purposes and the Trustee shall not act in connection with such matters without such Special Resolution:

            (a) removing or appointing the Trustee as provided in Section 8.2 or 8.3;

            (b) subject to Section 11.1, consenting to any amendments to this Indenture;

            (c) subject to Section 3.3, approving subdivisions or consolidations of Units;

            (d)   approving any resolution to terminate the Trust as provided in
                  Section 14.2;

            (e) approving the sale of the property of the Trust Fund as an entirety or substantially as an entirety;

            (f) directing or authorizing the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such resolution or to refrain from exercising any such power, right, remedy or authority;

            (g) authorizing and directing the Trustee to commence, defend, adjust or settle suits or legal proceedings in connection with the Trust and to represent the Trust in any such suits or legal proceedings (provided that the Trustee shall be obliged to comply with such authority and requirements only in the event that the Trustee has been provided with reasonable security for the payment of all costs which may be incurred in connection therewith); and

            (h) subject to Article 14, approving the disposition of Properties having a value in excess of 35% of the Asset Value of the Properties and determining whether or not replacement properties are to be acquired or the net proceeds of sale are to be distributed in whole or in part.

9. Section 18.3 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            18.3 QUARTERLY REPORTING TO UNITHOLDERS

            The Trustee will mail to each Unitholder, within 45 days after the end of each Quarter unaudited financial statements of the Trust for such Quarter.

10. Section 18.4 of the Trust Indenture will be amended by deleting it and replacing it with the following:

            18.4 ANNUAL REPORTING TO UNITHOLDERS

            The Trustee will mail:

            (a) to each Unitholder, within 90 days after the end of each calendar year, the audited financial statements of the Trust for such year, together with the report of the Auditors thereon; and

            (b) to each person who received a distribution from the Trust during a calendar year, within 90 days after the end (of such calendar year), tax reporting information relating to such year for the purpose of enabling such persons to report the income tax consequences of their respective investments in Units in their respective Canadian income tax returns.